EXHIBIT 10.3

A.G. EDWARDS, INC.
RETIREMENT AND PROFIT SHARING PLAN
2002 Restatement

A.G. EDWARDS, INC.
RETIREMENT AND PROFIT SHARING PLAN
2002 Restatement

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v

A.G. EDWARDS, INC.
RETIREMENT AND PROFIT SHARING PLAN

2002 Restatement

HISTORY OF THE PLAN

As of September 30, 1967, A.G. Edwards & Sons, Inc. and the limited partnership A.G. Edwards & Sons adopted an Amendment to the Trust Agreements which had established the Profit Sharing Plans “A” and “B” of the Partnership which provided, among other things, for the consolidation of such existing separate Profit Sharing Plans of the Partnership into a single Profit Sharing Plan of A.G. Edwards & Sons, Inc. as the successor to the Partnership. Under an Agreement dated July 5, 1972, A.G. Edwards & Sons, Inc. adopted the A.G. Edwards & Sons, Inc. Estate Accumulation Plan. A.G. Edwards & Sons, Inc. replaced the A.G. Edwards & Sons, Inc. Profit Sharing Plan and the A.G. Edwards & Sons, Inc. Estate Accumulation Plan by consolidating such plans as amended into a new Retirement and Profit Sharing Plan (the “Plan”) effective as of January 1, 1978.

The Plan was amended by a First Amendment adopted December 27, 1977, a Second Amendment adopted March 30, 1978, a Third Amendment adopted August 1, 1978, a Fourth Amendment adopted December 26, 1978, and a Fifth Amendment adopted November 27, 1979.

The Plan was amended and completely restated effective January 1, 1980, and was amended by a First Amendment dated June 18, 1981, and a Second Amendment dated October 18, 1983; and was amended and completely restated effective January 1, 1984.

The Plan was amended and completely restated effective January 1, 1985, and was amended by a First Amendment dated July 8, 1986, a Second Amendment dated November 21, 1986, a Special Amendment adopted September 24, 1987, and a Special Amendment adopted October 28, 1987.

The Plan was amended and completely restated effective January 1, 1987, and was later amended by the 1989 Withdrawal Amendment.

The Plan was amended and completely restated effective January 1, 1989, to comply with the Tax Reform Act of 1986.

The Plan was amended and completely restated effective January 1, 1990, to expand investment options.

The Plan was amended and completely restated effective January 1, 1991, and was amended by a First Amendment dated August 26, 1992.

The Plan was amended and completely restated effective January 1, 1993, to change investment provisions and update the Plan to conform to changes in the law. The 1993 Restatement was amended by a First Amendment dated December 24, 1994, and a Second Amendment dated November 20, 1995.

The Plan was amended and completely restated effective January 1, 1997, to make numerous changes related to the change to a daily valuation system and other plan design changes.

The Plan was amended and completely restated effective January 1, 1998 to provide for the conversion of the Plan from a profit sharing plan only to a money purchase pension plan and a profit sharing plan for purposes of Section 401(a) of the Internal Revenue Code of 1986 effective at a designated future date, and to make other technical changes. Because of a change in the tax law, the money purchase pension plan features were never implemented.

A.G. Edwards, Inc. now wishes to amend and completely restate the Plan to remove the inactivated money purchase plan features, to accelerate the eligibility waiting period, and to make design changes reflecting recent changes in the tax law.

NOW, THEREFORE, the A.G. Edwards, Inc. Retirement and Profit Sharing Plan is hereby amended and completely restated in the form of the following instrument, which is referred to as the “2002 Restatement.”

ARTICLE I — STATEMENT OF PURPOSE

The Plan set forth herein is intended to provide a means whereby the Employer, through a base contribution and sharing its profits with its qualified Employees on a deferred basis, may encourage them to establish a regular method of savings and thereby create a fund available for their use at retirement or in the event of disability. It is intended that the Plan shall qualify as a profit sharing plan with a cash or deferred 401(k) feature under Section 401 of the Code and as an Employee Stock Ownership Plan as defined in Section 4975(e)(7) of the Code.

ARTICLE II — EFFECTIVE DATE

2.1  Effective Date of Plan. Except as otherwise explicitly provided in the Plan, the rights and benefits, if any, of each Participant shall be determined pursuant to the provisions of the Plan or Predecessor Plan as in effect on the date of the applicable event.

2.2  Effective Date of Amendment. The amendments made by this 2002 Restatement generally are effective January 1, 2002, except as otherwise explicitly provided in the Plan.

2.3  Structure and Type of Plan. Effective on and after January 1, 2002, amounts invested in the Employer Stock Fund shall constitute an Employee Stock Ownership Plan as defined in Section 4975(e)(7) of the Code. The Employee Stock Ownership Plan is designed to invest primarily in the common stock of A.G. Edwards, Inc. Amounts invested in Treasury Zeros and all other funds, including the equity funds, shall constitute a profit sharing plan under Section 401 of the Code.

ARTICLE III — DEFINITIONS

3.1  Affiliate means (l) any corporation or other business entity that from time to time is, along with A.G. Edwards, Inc., a member of a controlled group of businesses (as defined in Section 414 of the Code) and (2) any other corporation that adopts this Plan with the approval of the Board of Directors of A.G. Edwards, Inc. and maintains this Plan for the benefit of its Employees. A business entity is an Affiliate only while a member of such group.

3.2  Annuity Starting Date means the first day on which payment of an account balance of a Participant is actually made.

3.3  Basic Compensation means the Compensation (as defined in Section 3.6) for Covered Service of an Employee for a Plan Year regardless of whether the Participant has an election in effect to make Deductible Employee Contributions when such Compensation is earned or paid, excluding the Excess Compensation of such Employee for such year.

3.4  Beneficiary means the person or persons designated as such by a Participant in accordance with the Plan.

3.5  Code means the Internal Revenue Code of 1986. Reference to a section of the Code shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

3.6  Compensation means, except as provided in the following sentence, the total amount paid to an Employee during a Plan Year by an Employer in the form of salary, commissions, overtime pay, finder’s fees and bonuses (including corporate executive bonus, merit bonus, institutional bonus, branch manager’s bonus or total production bonus); plus the amount of salary reduction as a result of an election pursuant to a plan or plans governed by Section 401(k), Section 132(f)(4) or Section 125 of the Code. Notwithstanding the above, Compensation shall not include: (1) amounts attributable to other sources such as, for example, contest awards, reimbursement of moving expenses, life insurance premiums, tuition reimbursements, and amounts attributable to stock options or restricted stock; or (2) any payment characterized as deferred compensation for purposes of Section 404 of the Code (either when earned or when paid).

Compensation of each Participant taken into account under the Plan shall in no event exceed the amount specified in Section 401(a)(17) of the Code as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code ($200,000 for 2002).

3.7  Controlled Group means the Sponsor and each Affiliate.

3.8  Covered Compensation means Compensation paid for Covered Service to a Participant during such time period with respect to which the Participant has an election in effect to make Deductible Employee Contributions pursuant to Section 6.1, regardless of whether Deductible Employee Contributions have been discontinued during such period because of the dollar limitation in accordance with Section 6.2.

3.9  Covered Service means service performed by an Employee while classified by an Employer as an employee of the Employer for purposes of this Plan (regardless of classification for other purposes, such as a retroactive classification as an employee for payroll tax purposes), other than service as a temporary employee. A temporary Employee is any Employee hired by an Employer for a limited period of time and classified by the Employer as a temporary employee in accordance with the employment policies of the Employer. Service as a non-employee contract worker and service as a Leased Employee is not Covered Service. Service as a Non-Resident Alien is not Covered Service.

3.10  Deductible Employee Contributions means before-tax contributions made by the Employer on behalf of a Participant in accordance with Section 6.1 as a result of a salary reduction election.

3.11  Eligible Spouse means the person to whom a Participant is lawfully married at the Participant’s Annuity Starting Date. Eligible Surviving Spouse, in the case of a Participant who dies before such time, means the person to whom the Participant is lawfully married on the date of death of the Participant, provided that a former spouse shall be treated as the Eligible Spouse or the Eligible Surviving Spouse to the extent provided under a qualified domestic relations order, as defined in Section 414(p) of the Code.

3.12  Employee means any individual who is employed by a member of the Controlled Group. Any Leased Employee shall also be treated as an Employee, but service as a Leased Employee is not Covered Service.

3.13  Employer means A.G. Edwards, Inc., a Delaware corporation and any Affiliate that is not a “foreign” entity, as defined in Section 7701 of the Code. An Affiliate that makes contributions to the Plan on behalf of its eligible Employees shall be deemed to have adopted the Plan. An Affiliate that is an Employer consents to all future amendments to the Plan by the Sponsor, agrees to make contributions to the Plan for its Employees in Covered Service in accordance with the terms of the Plan, and agrees to all interpretations and actions of the Plan Administrator.

3.14  Employer Contributions means contributions to the Trust by an Employer from an Employer’s funds in accordance with the Plan, but shall not include Deductible Employee Contributions.

3.15  Employer Stock Fund means a fund the assets of which are invested primarily in the common stock of the Sponsor.

3.16  ERISA means the Employee Retirement Income Security Act of 1974, as amended. Reference to a section of ERISA shall include that section and any comparable section or sections of any future legislation that amends, supplements or supersedes said section.

3.17  ESOP Stock Account means the portion, if any, of the Accounts of a Participant, expressed in shares of common stock of A.G. Edwards, Inc., from time to time invested in the Employer Stock Fund.

3.18  Excess Compensation means, with respect to each Plan Year, the total Compensation for Covered Service of an Employee for a Plan Year, regardless of whether the Participant has an election in effect to make Deductible Employee Contributions when such Compensation is earned or paid, in excess of the maximum amount which, with respect to said year, may be considered wages under Section 3121(a)(1) of the Code (Social Security wage base) paid to an Employee during said Plan Year.

3.19  Fiscal Year means the accounting year of an Employer for federal income tax purposes.

3.20  Highly Compensated Employee means a Highly Compensated Employee as defined in Section 414(q) of the Code and the regulations thereunder, including the rules limiting Highly Compensated Employees to the top-paid twenty percent (20%).

3.21  Leased Employee means any individual other than a common law employee, who pursuant to an agreement between any member of the Controlled Group and any other person, has performed services for such member, or for any person related to the member, as defined in Section 414(n)(6) of the Code, on a substantially full-time basis for a period of at least one year and such services are performed under the primary direction or control of such member. An individual who becomes a Leased Employee (determined without regard to the one year service requirement) shall be deemed to be an Employee for the purpose of eligibility to participate and vesting at the time the individual first begins performing services for a member of the Controlled Group. An individual covered by a money purchase pension plan providing a non-integrated employer contribution of at least ten percent (10%) of compensation, immediate participation and full and immediate vesting, as defined in Section 414(n)(5) of the Code shall not be treated as a Leased Employee, provided that Leased Employees (determined without regard to this sentence) do not constitute more than twenty percent (20%) of the recipient’s non-Highly Compensated work force.

3.22  Named Fiduciary means the Plan Administrator named in accordance with Article XVIII.

3.23  Non-Resident Alien means an individual who is neither a citizen of the United States nor a resident of the United States, as defined in Section 7701 of the Code.

3.24  Normal Retirement Age means sixty-five (65) years of age.

3.25  Participant means any Employee who has reached his Eligibility Date, as defined in Section 5.1, and any former Employee who has an amount credited to his account in accordance with the Plan. Except for purposes of eligibility for contributions in accordance with Article VI, such term also includes an individual who has an amount credited to his account on account of a rollover from another plan pursuant to Section 6.12 or on account of a transfer from another plan pursuant to Section 21.11.

3.26  Plan means the A.G. Edwards, Inc. Retirement and Profit Sharing Plan as set forth herein and effectuated by the Trust Agreement.

3.27  Plan Administrator means the person named by the Sponsor in accordance with Article XVIII.

3.28  Plan Year means any twelve (12) consecutive month period commencing January l and ending the next following December 31st.

3.29  Predecessor Plan means the A.G. Edwards & Sons, Inc. Profit Sharing Plan as amended from time to time up to December 31, 1977, the A.G. Edwards & Sons, Inc. Estate Accumulation Plan, as amended from time to time up to December 31, 1977; or both.

3.30  Sponsor means A.G. Edwards, Inc.

3.31  Termination of Employment means severance from employment with the Controlled Group. Transfer from an Employer to an Affiliate or from an Affiliate to an Employer or from one Affiliate to another Affiliate shall not constitute a Termination of Employment.

3.32  Trust Agreement means the trust agreement or agreements entered into by and between A.G. Edwards & Sons, Inc. or A.G. Edwards, Inc. and the Trustee or Trustees in accordance herewith.

3.33  Trust or Fund means all of the assets held by the Trustee in accordance with the Trust Agreement.

3.34  Trustee means the person or persons from time to time acting as trustee under the Trust Agreement.

3.35  Total Disability means such permanent physical or mental disability as renders a person incapable of continuing to render satisfactory services to an Employer. Whether a person has incurred a Total Disability shall be determined upon the basis of competent medical advice.

ARTICLE IV — SERVICE

4.1  Period of Service. The Period of Service of an Employee means the period of time beginning on an Employment Commencement Date of an Employee and ending on the Severance from Service Date of the Employee that next follows such an Employment Commencement Date. Nonconsecutive Periods of Service shall be aggregated and three-hundred-sixty-five (365) days of service shall equal a whole year of service. If an Employee performs an Hour of Service within twelve (12) months of a Severance from Service Date, the Employee’s Period of Service shall include the time which elapsed between the Severance from Service Date and such date of re-employment.

4.2  Service Definitions.

(A)	“Employment Commencement Date” shall mean the date the Employee first performs an Hour of Service; provided that, if an Employee incurs a Break in Service of at least one year, the new Employment Commencement Date of the Employee shall be the first day on which the Employee performs an Hour of Service after incurring such a Break in Service.

(B)	“Break in Service” means the period following a Severance from Service Date extending until the Employee again completes an Hour of Service.

(C)	“Hour of Service” means an hour for which an Employee is paid, or entitled to payment, for the performance of duties for a member of the Controlled Group.

(D)	“Severance from Service Date” means the earlier of (1) the date the Employee retires, dies, resigns from or is discharged from a member of the Controlled Group, or (2) the first anniversary of the date on which the Employee begins a period of absence, with or without pay, with the Controlled Group. For purposes of the preceding sentence, the term discharge includes the cessation of membership in the Controlled Group of the employer of the Employee.

(E)	“Year of Service” means a Period of Service of one year.

4.3  Absence in Military Service. Effective after December 12, 1994, notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to military service will be provided in accordance with Section 414(u) of Code.

4.4  Maternity Absence. In the event an Employee is absent from work beyond the first anniversary of the date on which the Employee began a period of absence on account of the pregnancy or birth of a child of the Employee, the placement of a child with the Employee in connection with the adoption of the child, or for purposes of caring for a child following such a birth or placement, solely for purposes of determining whether a Break in Service occurs, the Severance from Service Date shall mean the second anniversary of the date the Employee was first absent from work by reason of maternity or paternity as described above.

4.5  Creditation of Years of Service. A Participant shall be credited with all whole Years of Service for purposes of vesting, whether or not such Periods of Service were completed consecutively, except as follows:

(A)	With respect to any determination made as of any date after December 31, 1984, which ascertains the Years of Service of a Participant for purposes of vesting, including determinations made with respect to a Participant who terminated employment before January 1, 1985, a Participant’s Years of Service completed after such Participant incurs a Break in Service of at least five consecutive years after a Termination of Employment shall be disregarded for purposes of determining the nonforfeitable percentage of the account balance of such Participant which accrued on or before the date upon which such break in service occurred; and

(B)	The Period of Service completed by an Employee before such Employee attains eighteen (18) years of age shall be disregarded (the Employment Commencement Date of such an Employee shall be deemed to be the Employee’s eighteenth birthday).

(C)	The Plan Administrator may determine the extent to which prior service with an entity acquired by A.G. Edwards, Inc. or an Affiliate is taken into account for purposes of vesting for Employees employed by such an entity before such an acquisition, on a uniform and nondiscriminatory basis with respect to all such employees of each such entity. Such a determination shall be in writing, and shall be part of this Plan.

4.6  Transitional Rule. An individual who was an Employee on December 31, 1996, (whose service was determined on the basis of completing a requisite number of hours of service, rather than on the basis of elapsed time) shall be credited with the service to which such Employee was entitled under the Plan on the basis of the Plan provisions in effect on December 31, 1996 for the period through December 31, 1996; and for the period beginning January 1, 1997 such Employee shall be credited with service pursuant to this Article as if the Employment Commencement Date of such Employee was January 1, 1997.

The length of a Break in Service of a Participant who was not an Employee on January 1, 1997, for purposes of a Break in Service that began before such date, shall be determined on the basis of the Break in Service provisions of the Plan in effect at the time of the last Termination of Employment of the Participant prior to January 1, 1997.

An individual who was an Employee on December 31, 1996, shall be deemed to have completed a whole Year of Service in his or her final year of employment if such Employee incurs a Termination of Employment after May 31 of such Plan Year.

ARTICLE V — PARTICIPATION
This Article is effective on and after June 1, 2000

5.1  Eligibility Date: General Rule. The Eligibility Date of an Employee shall be the first day of the first payroll period beginning on or after such Employee completes at least one hour of Covered Service.

5.2  Rehired Former Employee. The Eligibility Date of a rehired former Employee shall be the first day of the first payroll period during which such Employee completes at least one hour of Covered Service.

5.3  Election Not to Participate. An Employee eligible to participate in the Plan pursuant to Article V may elect not to make, or to discontinue making, Deductible Employee Contributions in accordance with procedures established by the Plan Administrator. An Employee who makes such an election shall not be entitled to have Deductible Employee Contributions made on his behalf, nor shall the Employee be entitled to receive any Employer Matching Contributions, for the effective period of the election.

In addition, an Employee may elect not to receive any Employer Non-matching Contributions for a Plan Year by notifying the Plan Administrator in accordance with procedures established by the Plan Administrator.

5.4  Transfer to Uncovered Service. With respect to transfers before June 1, 1998, a Participant who is transferred from Covered Service to uncovered service during a Plan Year shall be eligible to contribute to the Plan for the remainder of that year. A Participant who is not in Covered Service on January 1, 1998 shall be ineligible to contribute to the Plan in accordance with Article VI through May 31, 1998.

With respect to transfers after May 31, 1998, a Participant who is transferred from Covered Service to uncovered service during a Plan Year shall be ineligible to contribute to the Plan beginning on the first day of the first payroll period after such a transfer.

ARTICLE VI — CONTRIBUTIONS

6.1  Deductible Employee Contributions. Subject to the provisions of Article VI and Article VII, each Participant may elect to reduce his or her compensation through uniform payroll deductions and have the Employer contribute to the Plan on his or her behalf an amount expressed in whole percentages up to fifty percent (50%) of his Covered Compensation.

An election to initiate, change or discontinue contributions must be made in accordance with the procedures established by the Plan Administrator. Such procedures shall prescribe the time or times, and the manner, of making such elections, and shall apply to similarly situated participants in a uniform and nondiscriminatory manner.

Effective on and after the date this paragraph is activated by prior written notice to the Participants by the Plan Administrator, a Participant who does not make an affirmative election to the contrary shall be deemed to have elected to make salary reduction contributions of three percent (3%) of his Covered Compensation.

The Employer shall remit all Deductible Employee Contributions withheld from the Compensation of Participants through payroll deductions to the Trustee as soon as practical.

6.2  Limitation on Amount of Deferrals. Subject to the age 50 catch-up contribution exception in the next paragraph, in no event may a Participant contribute more than the amount specified in Section 402(g) of the Code, as adjusted annually for any applicable increases in the cost of living in accordance with Section 415(d) of the Code ($11,000 for 2002). The Plan Administrator in its discretion may from time to time decrease or curtail the percentage of a Participant’s Deductible Employee Contributions in order to comply with the limits imposed by this paragraph and to assure that a Participant’s Deductible Employee Contributions shall be withheld approximately ratably throughout the Plan Year.

Participants who are eligible to make Deductible Employee Contributions under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

Should an amount in excess of the amounts specified in the first paragraph of this section be contributed to the Plan on behalf of a Participant, not later than the first April 15th following the close of the tax year of the Participant in which such excess amount was contributed, the Plan Administrator may distribute such excess amount (and any income attributable thereto) to the Participant. Any Matching Contribution that was in fact already made on behalf of such a Participant who was a Highly Compensated Employee for the Plan Year for which the Matching Contribution was made that is attributable to the distributed amount shall be forfeited.

6.3  Required Employer Non-matching Contributions. Each Employer shall contribute to the Trust for each Plan Year an amount equal to at least five percent (5%) of the Compensation for Covered Service for a Plan Year, regardless of whether the Participant has an election in effect to make Deductible Employee Contributions when such Compensation is earned or paid, of each Employee of the Employer who is a Participant and who did not incur a Termination of Employment before the last business day of that Plan Year.

Compensation of each Participant taken into account under this Section shall not exceed $170,000 for any Plan Year.

An Employer may pay the Required Employer Non-matching Contributions for a Plan Year to the Trustee after the end of the Plan Year. Amounts contributed for a Plan Year pursuant to this section shall be deemed paid as of the last day of the Plan Year. The Employer shall designate the Plan Year for which each such Required Employer Contribution is made.

6.4  Discretionary Employer Non-matching Contributions. An Employer may, but shall not be required to, contribute to the Trust for a Plan Year an amount, if any, as the Sponsor in its sole discretion shall determine, on behalf of each Participant who was in the employ of an Employer on the last business day of the Plan Year, in addition to the Required Employer Contributions, which the Sponsor shall designate as the “Basic Discretionary Employer Non-matching Contribution” (which shall be allocated solely with respect to Basic Compensation in accordance with Section 7.5). Such Basic Discretionary Employer Non-matching Contributions may be made for a Plan Year without regard to whether the Employer makes any FICA Discretionary Employer Non-matching Contributions for that year.

Subject to Section 7.5, an Employer may, but shall not be required to, contribute to the Trust for a Plan Year an amount, if any, in addition to the Required Employer Contributions, as the Sponsor in its sole discretion shall determine, which the Sponsor shall designate as the “FICA Discretionary Employer Non-matching Contribution” (which shall be allocated solely with respect to Excess Compensation in accordance with Section 7.5). Except as otherwise provided in Section 7.5, such FICA Discretionary Employer Non-matching Contributions may be made for a Plan Year without regard to whether the Employer makes any Basic Discretionary Employer Non-matching Contributions for that year.

Compensation of each Participant taken into account under this Section shall not exceed $170,000 for any Plan Year.

An Employer may pay the Discretionary Employer Non-matching Contributions for a Plan Year to the Trustee after the end of the Plan Year. Amounts contributed for a Plan Year pursuant to this section shall be deemed paid as of the last day of the Plan Year. The Employer shall designate the Plan Year for which each such Discretionary Employer Contribution is made.

6.5  Form of Contributions. Contributions generally shall be in the form of cash. The Sponsor, in its sole discretion, may direct that up to twenty-five percent (25%) of the Employer Non-matching Contributions for a Plan Year be in the form of common stock of A.G. Edwards, Inc.

6.6  Limits on Contributions. The Deductible Employee Contributions must satisfy the actual deferral percentage test of Section 401(k)(3) of the Code, and the Employer Matching Contributions, if any, shall satisfy the actual contribution percentage test of Section 401(m) of the Code. For this purpose, catch-up contributions described in Section 6.2 are not treated as Deductible Employee Contributions. Sections 401(k)(3) and 401(m) of the Code and the regulations (including regulations issued in the future) thereunder are hereby incorporated by reference. Such tests shall be applied using the prior year testing method.

For purposes of explanation, the actual deferral percentage test (“ADP”) generally provides that the average percentage which the Deductible Employee Contribution constitutes of the testing compensation of highly-compensated Employees may not exceed such an average for the non-Highly Compensated Employees by a multiple of more than 1.25, or alternately, by a multiple of more than 2.0 with a maximum spread of two (2) percentage points. The actual contribution percentage test (“ACP”) of Section 401(m) of the Code provides a similar limitation on the Employer Matching Contributions allocable to the accounts of highly-compensated Employees.

The multiple use test described in Treas. Reg. §1.401(m)-2 shall not apply to Plan Years beginning after December 31, 2001.

Deductible Employee Contributions of Highly Compensated Employees in excess of the amount permitted by the actual deferral percentage test of Section 401(k)(3) of the Code are hereby referred to as “Excess Contributions”; and Employer Matching Contributions allocable to Highly Compensated Employees in excess of the actual contribution percentage test of Section 401(m) of the Code are hereby referred to as “Excess Matching Contributions.”

6.7  Correction of Excess Contributions. Deductible Employee Contributions otherwise classified as Excess Contributions shall be treated as catch-up contributions for Participants eligible to make catch-up contributions in accordance with Section 6.2, subject to the limits of such section.

The Plan Administrator may, in its sole discretion, reduce the amount of Deductible Employee Contributions that any Highly Compensated Employee may contribute for the Plan Year to avoid Excess Contributions.

Alternately, the Employer may, in its sole discretion, make an additional Matching Contribution on behalf of Participants who are non-Highly Compensated Employees up to such an amount that, when allocated to such Participants’ accounts, the resulting allocations will satisfy the actual deferral percentage test. Such additional Matching Contribution shall be allocated to the Participants’ Employee Account as of the last day of the Plan Year for which the contribution was made.

Alternately, the Plan Administrator may, in its sole discretion, specify that a portion of the Employer Matching Contribution allocated to the accounts of non-Highly Compensated Employees be designated as a qualified non-elective contribution to the extent required to satisfy the actual deferral percentage test of Section 401(k) of the Code pursuant to Treas. Reg. §1.401(k)-1(b)(3); provided that, such a designation satisfies the nondiscrimination requirements of Treas. Reg. §§1.401(k) and 1.401(m).

In the event the actual deferral percentage test of Section 401(k) of the Code is not satisfied after application of such correction devices for a Plan Year, the Plan Administrator may, in its sole discretion, direct a refund of the Excess Contributions and income attributable thereto at such times and in such manner as is permitted by the Code and Treasury Regulations. The aggregate dollar amount of such Excess Contributions shall be determined by reducing the percentage of Deductible Employee Contributions of Highly Compensated Employees beginning with the individuals with the highest compensation percentage, all only to the extent necessary to cause the actual deferral ratio to equal the highest permitted actual deferral ratio, in accordance with Treas. Reg. §1.401(k)(f)(2). The aggregate amount so determined shall be distributed to Highly Compensated Employees on the basis of the amount of Deductible Employee Contributions of each such Employee, reducing the highest dollar amount of the respective Highly Compensated Employee as necessary to refund such aggregate amount. After such refunds are made the Plan is treated as meeting the actual deferral percentage test regardless of whether the Plan would satisfy such ADP test if recalculated. Any Matching Contribution that was in fact already made on behalf of such a Participant that is attributable to such a refunded Excess Contribution shall be forfeited. Income attributable to any refund shall be determined in accordance with a method that satisfies Treas. Reg. §1.401(k)-1(f)(4)(ii).

The Plan Administrator, in its sole discretion, may apply the correction devices described in this section in any combination and in any order, except that the Plan must retain Deductible Employee Contributions treated as catch-up contributions because they exceed the average deferral percentage test of Section 410(k)(3) of the Code before Excess Contributions may be refunded.

6.8  Correction of Excess Matching Contributions. The Plan Administrator may, in its sole discretion, specify that all or a portion of the Deductible Employee Contributions of non-Highly-Compensated Employees may be treated as an Employer Matching Contribution in accordance with Treas. Reg. §1.401(m)-1(b)(5) to the extent required to satisfy the actual contribution percentage test of Section 401(m) of the Code. Such recharacterized amounts shall remain credited to the Employee Account.

Alternately, the Employer may, in its sole discretion, make an additional Employer Matching Contribution on behalf of Participants who are non-Highly Compensated Employees, which shall be allocated in proportion to their Deductible Employee Contributions, up to an amount necessary to satisfy the actual contribution percentage test of Section 401(m) of the Code.

In the event the actual contribution percentage test of Section 401(m) of the Code is not satisfied after application of such corrective devices for a Plan Year, the Plan Administrator may, in its sole discretion, distribute the Excess Matching Contributions and any income attributable thereto. The aggregate dollar amount of such Excess Matching Contributions shall be determined by reducing the percentage of Employer Matching Contributions, and recharacterized Deductible Employee Contributions, if any, of Highly Compensated Employees beginning with the individuals with the highest compensation percentage, all only to the extent necessary to cause the actual contribution ratio to equal the highest permitted actual contribution ratio, in accordance with Treas. Reg. §1.401(m)-1(e)(2). The aggregate amount so determined shall be distributed to Highly Compensated Employees on the basis of the amount of contribution by each such Employee, reducing the highest dollar amount of the respective Highly Compensated Employee as necessary to refund such aggregate amount. After such refunds are made the Plan is treated as meeting the actual contribution percentage test regardless of whether the Plan would satisfy such ACP test if recalculated. Income attributable to any distribution shall be determined in accordance with a method that satisfies Treas. Reg. §1.401(m)-1(e)(3). Such distributions shall be made within twelve (12) months after the close of the Plan Year for which such Excess Matching Contributions were made and shall be made on the basis of the respective portions of such amounts attributable to each Highly Compensated Participant.

The Plan Administrator, in its sole discretion, may apply the corrective devices described in this section in any combination and in any order.

6.9  Exclusive Benefit of Participants. All contributions under this Plan shall be paid to the Trustee and deposited in the Trust Fund. All assets of the Trust Fund, including investment income, shall be held for the exclusive benefit of Participants and Beneficiaries and shall be used to pay benefits to such persons or to pay administrative expenses of the Plan and Trust Fund and shall not be diverted to or used for any other purpose or revert to or inure to the benefit of any Employer except as provided in Section 6.10.

6.10  Return of Employer Contributions. In the event an Employer Contribution is made by reason of a mistake of fact, the excess of the amount contributed over the amount that would have been contributed had there not occurred a mistake of fact (without earnings attributable to such excess, but after reduction of losses attributable thereto) may be returned to the contributing Employer within one year of such a mistaken payment. For purposes of this section, a contribution which cannot be allocated to the account of a Participant pursuant to Section 7.6 shall be considered to be made because of a mistake of fact. Also, the excess of an amount contributed for a Plan Year over the amount that would have been contributed for such year had there not occurred a mistake in determining the amount deductible for such year under Section 404 of the Code (without earnings attributable to such excess, but after reduction of losses attributable thereto) may be returned to the contributing Employer within one year after disallowance of the deduction. Notwithstanding anything to the contrary in this section, if the return of the amount attributable to a mistaken contribution would cause the balance of an Account of any Participant to be reduced to less than the balance which would have been in the account had the mistaken amount not been contributed, the amount to be returned to the Employer shall be limited to the extent necessary to avoid such a reduction.

6.11  Allocation of Contributions Among Employers. Each of the respective Employers maintaining the Plan shall pay that portion of the total aggregate Employer Contribution (Required and Discretionary) for each Plan Year that is allocated to the accounts of the Participants for such year on the basis of the Compensation paid by such Employer. For purposes of this section, each Employer of an Employee concurrently employed by two or more Employers shall be deemed to have paid that portion of the Basic Compensation for a Plan Year and that portion of the Excess Compensation for a Plan Year which the total Compensation paid to such Employee for such year by such Employer bears to the total aggregate Compensation paid to such Employee for that year by all Employers.

The amount payable by each Employer shall be paid directly to the Trustee by such Employer or to the Sponsor as reimbursement to the Sponsor for contributions paid to the Trustee by the Sponsor on behalf of such Employer acting as agent for such Employer.

6.12  Rollover Contributions. The Trustee, in the sole discretion of the Plan Administrator in each case, may accept from an Employee rollover contributions or direct rollovers of distributions made after December 31, 2001, from the types of plans as follows: a qualified plan described in Section 401(a) or 403(a) of the Code; an annuity contract described in Section 403(b) of the Code; or an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state. The Trustee, in the sole discretion of the Plan Administrator in each case, also may accept a rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

A separate Rollover Account shall be established for each such contribution, which shall be treated in accordance with the provisions of this Plan governing Employee Accounts; except that a Participant may, upon notice received by the Plan Administrator (in a form suitable to the Plan Administrator), withdraw all or any portion of the assets held in such a Rollover Account without incurring any penalty under the Plan. If a rollover contribution is made by an Employee who is not a Participant in this Plan, such Employee shall be treated as a Participant solely for purposes of such account. In the event an amount contributed to this Plan pursuant to this section shall be determined not to qualify as a rollover contribution as defined above, the balance credited to such Rollover Account shall be distributed to the Employee who made the contribution thereto.

6.13  Make-Up Allocations. In the event that a Participant who shall have been entitled under the terms of this Plan to an allocation of Deductible Employee Contributions or of Employer Contributions to his account for a prior Plan Year was denied or failed to receive such an allocation, and it is subsequently demonstrated or discovered that such Participant shall have been entitled to such an allocation, at the direction of the Plan Administrator, in addition to the regular contribution for the Plan Year, the Employer shall contribute an amount equal to the amount of the allocation to which Participant was otherwise entitled but failed to receive for the prior year and such amount shall be allocated to the appropriate account of such Participant.

ARTICLE VII — INDIVIDUAL ACCOUNTS

7.1  Employee Accounts. The Plan Administrator shall establish on the books of the Plan a separate account (“Employee Account”) for each Participant who prior to January 1, 1987, made an after-tax Employee Contribution and for each Participant who on or after January 1, 1987, made Deductible Employee Contributions, to which such contributions and any income, loss, appreciation and depreciation attributable thereto shall be credited.

7.2  Firm Accounts. The Plan Administrator shall also establish on the books of the Plan a separate account (“Firm Account”) for each Participant to which his share of an Employer’s Contributions and any income, loss, appreciation and depreciation attributable thereto shall be credited.

7.3  Rollover Accounts. The Plan Administrator shall also establish on the books of the Plan a separate account (“Rollover Account”) for each Participant who shall have made a rollover contribution to the Plan in accordance with Section 6.12, to which such contribution and all income, loss, appreciation and depreciation shall be credited.

7.4  Allocation of Required Employer Non-matching Contribution. Subject to the limitations of Section 7.6, as of the last day of each Plan Year, the Plan Administrator shall allocate to the Firm Account of each Participant who was an Employee on the last business day of such Plan Year that portion of the Required Employer Non-Matching Contributions for that Plan Year which the Compensation for Covered Service of such Participant for that Plan Year bears to the total such Compensation for Covered Service of all such Participants for that Plan Year.

Compensation of each Participant taken into account under this Section shall not exceed $170,000 for any Plan Year.

For purposes of this section, Participant means any Employee who has reached his Eligibility Date, regardless of whether the Participant has an election in effect to make Deductible Employee contributions, but excluding Employees who have elected not to participate in Non-matching Contributions pursuant to Section 5.6.

7.5  Allocation of Discretionary Employer Non-matching Contribution. Subject to the limitations of Section 7.6, as of the last day of each Plan Year, the Plan Administrator shall allocate to the Firm Account of each Participant who was an Employee on the last business day of such Plan Year that portion of the Basic Discretionary Employer Non-Matching Contribution for that Plan Year which the Basic Compensation of such Participant for that Plan Year bears to the total Basic Compensation of all such Participants for that Plan Year.

Furthermore, subject to the limitations of Section 7.6, as of the last day of each Plan Year, the Plan Administrator shall allocate to the Firm Account of each Participant who was an Employee on the last business day of such Plan Year that portion of the FICA Discretionary Employer Non-Matching Contribution for that Plan Year which the Excess Compensation of such Participant for that Plan Year bears to the total Excess Compensation of all such Participants for that Plan Year.

Compensation of each Participant taken into account under this Section shall not exceed $170,000 for any Plan Year.

For purposes of this section, Participant means any Employee who has reached his Eligibility Date, regardless of whether the Participant has an election in effect to make Deductible Employee contributions, but excluding Employees who have elected not to participate in Non-matching Contributions pursuant to Section 5.6.

In no event shall the percentage of Excess Compensation allocated to the Retirement and Firm Accounts of a Participant for a Plan Year as a result of non-matching Employer Contributions exceed the lesser of: (1) twice the percentage of Basic Compensation allocated to the Retirement and Firm Accounts of a Participant for a Plan Year as a result of non-matching Employer Contributions and (2) the percentage of Basic Compensation allocated to the Retirement and Firm Accounts of a Participant for a Plan Year as a result of non-matching Employer Contributions plus the greater of (a) five and seven-tenths percent (5.7%) and (b) the percentage of the OASDI Rate in effect on the first day of the applicable Plan Year which is attributable to old-age insurance.

7.6  Limitation on Maximum Contributions. Subject to the age 50 catch-up contribution exception in Section 6.2, in no event shall the amount contributed by or on behalf of a Participant (other than Rollover Contributions) for a Plan Year under this Plan and all other defined contribution plans maintained by the Employer and any other business entity that is a member, along with the Employer, of a controlled group of corporations within the meaning of Section 414 of the Code, as modified by Section 415(h) of the Code, exceed the lesser of the following:

(A)	The amount specified in Section 415(c)(l)(A) of the Code as adjusted for any applicable increases in the cost of living in accordance with Section 415(d) of the Code as in effect on the last day of the Plan Year ($40,000 for 2002); or

(B)	One hundred percent (100%) of the compensation of such Participant for such Plan Year.

For purposes of this section, effective on and after January 1, 2001, compensation shall mean wages within the meaning of Section 3401(a) of the Code (for purposes of income tax withholding at the source) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exception for agricultural labor and the exceptions for services performed outside the United States and services by a nonresident alien individual), plus the amount of salary reduction as a result of an election pursuant to a plan or plans governed by Section 125, Section 132(f)(4), Section 410(k) or Section 403(b) of the Code (inclusively).

For purposes of this section, Section 415 of the Code, which limits the benefits and contributions under qualified plans, is hereby incorporated by reference.

Employer Contributions and forfeitures under this Plan that cannot be credited to the account of a particular Participant for a Plan Year because of the limitations imposed by this section shall be disposed of as follows: first, unmatched Deductible Employee Contributions, if any, shall be returned to the respective Participants who made the contributions to the extent the distribution would reduce the excess in the Participant’s account; and secondly, any remaining excess Employer Contribution and forfeitures allocable to the Employee Accounts of the Participant shall be held in a separate account established and maintained by the Plan Administrator (the “Suspense Account”). Amounts credited to the Suspense Account shall be used to reduce Employer Contributions for the next Plan Year (and succeeding Plan Years, if necessary) on behalf of such Participant if such Participant is covered by the Plan as of the last day of the Plan Year. If such Participant is not covered by the Plan as of the end of the Plan Year, then such excess amounts must be held unallocated in the Suspense Account for the Plan Year and allocated and reallocated in the next Plan Year to the accounts of the remaining Participants as an Employer Contribution for such year. Amounts in Suspense Accounts must be used to reduce employer contributions for all remaining Participants and may not be distributed. Deductible Employee Contributions refunded in accordance with this paragraph shall include any income attributable thereto.

ARTICLE VIII — INVESTMENT OF FUNDS

8.1  Directed Accounts. The Trustee shall hold contributions made pursuant to the terms of this Plan in segregated accounts for the respective Participants. The Plan Administrator shall instruct the Trustee on the portion of each contribution to be allocated to each investment account of each respective Participant. Each Participant shall be entitled to direct the manner in which assets credited to his accounts shall be invested and reinvested at the times and in the manner provided by this Article.

8.2  Permissible Investments. A Participant may direct investment of amounts credited to his segregated accounts and reinvestment of assets held in his segregated accounts in any one or a combination of the securities (the “Funds”) designated from time to time by the Compensation Committee of A.G. Edwards & Sons, Inc. as available investments for the Plan and communicated in writing to Plan Participants.

The Compensation Committee of A.G. Edwards & Sons, Inc. in its sole discretion may from time to time add Funds or other investments to the list of investments available to Participants and delete any Fund or other investment from the list of such available investments.

8.3  Manner of Direction. Individual investment directions shall specify the particular securities in which the amount credited to each of the accounts of a Participant shall be invested. A Participant may direct investment of amounts held in a particular account in a manner different from assets held in some other account maintained for such Participant. For example, a Participant can direct investment of assets allocated to his Employee Account in a manner different from investment of assets allocated to his Firm Account, if any.

Such investment directions by a Participant shall cover the full amount allocated to each of his accounts. Assets initially will be invested in accordance with the investment directions made by the Participant upon enrollment in the Plan. Changes in the investment of any account balance of a Participant will be made only on the affirmative direction of the Participant. In the event a Participant fails to direct the manner in which assets allocated to his accounts shall be invested, the Trustee shall invest the assets for which no Participant investment direction is effective in the money-market fund.

Amounts credited to the Firm Account of the Participant may be invested in the Employer Stock Fund; provided that no more than twenty-five percent (25%) of the total amount allocated to all of the accounts of the Participant as of the investment date may be invested in the Employer Stock. Amounts credited to the other Accounts of the Participant may not be invested in the Employer Stock Fund.

Subject to the above, the Plan Administrator in its sole discretion may establish conditions, rules and procedures for directing investments by Participants. Such conditions, rules and procedures shall be disseminated in a manner reasonably determined to be available to all affected Plan Participants a reasonable time before the effective date of such condition, rule or procedure.

8.4  Investment of Contributions. Each Participant, at the time he elects to become a Participant, shall direct investment of contributions made to his respective accounts in one or more of the Funds. From time to time, at such times and upon such effective dates as the Plan Administrator may determine, a Participant may change his direction governing investment of contributions to be made to his respective accounts upon notice in the manner determined by the Plan Administrator.

Once given, an investment direction shall be deemed to be a continuing direction until explicitly changed by the Participant by a subsequent direction delivered in the manner determined by the Plan Administrator. The direction in effect at the time of receipt by the Trustee of contributions on behalf of a Participant shall govern the manner of investment of such contributions.

8.5  Change of Investments. In addition to directing the manner of the initial investment of contributions made to his respective accounts, a Participant may direct reinvestment of existing assets held in his respective accounts in accordance with the procedures established by the Plan Administrator.

The Plan Administrator in its sole discretion may establish “black-out” periods, when specified changes are not permitted, to facilitate changes in the available Funds or recordkeeping system.

8.6  Charges to Accounts. Brokerage commissions, transfer taxes and other charges and expenses in connection with the purchase or sale for each segregated account of the investments described in Section 8.2 shall be added to the cost of such securities or be deducted from the proceeds thereof, as the case may be; and expenses directly allocable to the execution of such transactions and administration with respect to such a segregated account, including charges of mutual fund managers and underwriters, shall be charged to such segregated account.

8.7  Investment of Transferred Assets. Unless specific directions governing such investment are given to the Trustee prior to the time the Trustee receives such transferred assets, assets transferred to the account of a Participant from another plan shall be invested in one or more of the Funds described in Section 8.2 in accordance with the directions governing investment of contributions to the respective accounts of such Participant to which such assets are credited which are in effect at the time the Trustee receives such transferred assets. Employees who do not contribute to this Plan but who are entitled to a transfer from another plan shall have the right to direct investment of such transferred assets at a reasonable time after the transfer. Assets for which no Participant investment direction is effective shall be invested in the money-market fund.

8.8  Investment of Death Benefits. Assets held in the accounts of a deceased Participant that are scheduled for distribution as soon as administratively feasible after the death of the Participant in a lump sum payment shall continue to be invested in the same manner in which such assets were invested at the time of the death of the Participant until such assets are distributed to the Beneficiary or Beneficiaries of the Participant in accordance with the Plan. The Beneficiary of all or a designated portion of an account of a deceased Participant that is scheduled for distribution in the form of installments pursuant to subsection 16.2(B) shall be treated as a Participant for purposes of this Article and thus may direct investment of such assets in the same manner as if such Beneficiary were a Participant.

8.9  Investments in Treasury Zeros. Effective March 1, 2001, in addition to the Funds described in Section 8.2, a Participant who has completed five (5) Years of Service for vesting or who has attained his Normal Retirement Age may direct reinvestment of funds credited to his Firm Account, and any Participant may direct reinvestment of funds credited to his Employee Account and his Rollover Account regardless of whether the Participant has completed five Years of Service for vesting, in United States Treasury Zero Coupon Bonds or Notes (Treasury Zeros) at the time, in the manner and subject to the conditions provided by this section.

(A)	Treasury Zeros. “Treasury Zeros” are selected Treasury Securities maintained by the Federal Reserve Banks, which represent direct ownership of future principal and interest payments on United States Treasury Bonds or Notes. The Treasury Zeros available for purchase shall be those obtainable from time to time through A.G. Edwards & Sons, Inc.

(B)	Manner of Direction. An eligible Participant shall deliver a direction to purchase or sell Treasury Zeros to A.G. Edwards & Sons, Inc. at the time, in the manner and on the form acceptable to the Plan Administrator. An eligible Participant who wishes to purchase Treasury Zeros shall specify the particular Zero or Zeros, including the maturity date or dates to be purchased, the quantity, the cusip number(s) of each such Treasury Zero to be purchased and the Fund or Funds to be sold to fund the purchase. The Plan Administrator may require that the proceeds from the Fund or Funds which are liquidated to fund the purchase be transferred to the money market fund prior to the Purchase Date; provided that such transfer need not be at the end of a month, nor shall it be considered a change of investment for purposes of Section 8.5. The minimum amount of any such investment shall be $1,000 principal.

An eligible Participant who wishes to sell Treasury Zeros shall specify the particular Zero or Zeros, including maturity date or dates to be sold, the quantity and the cusip number(s) of each such Treasury Zero to be sold. The proceeds from the sale shall be reinvested in a Fund or Funds as directed by the Participant; or, in the absences of such a direction, in the money market fund.

The Plan Administrator in its sole discretion may establish conditions, rules and procedures for purchasing and selling Treasury Zeros by Participants. Such conditions, rules and procedures shall be disseminated in a manner reasonably determined to be available to all affected Participants in a reasonable time before the effective date of such condition, rule or procedure.

(C)	Execution. The Treasury Zero trustee shall execute purchase and sale directions made in accordance with this Section on, or as soon as practical after, the trade date, and a separate Account shall be maintained for the Participant. The Treasury Zero trustee shall purchase or sell a Treasury Zero at the price established on the actual day of purchase for that Treasury Zero by A.G. Edwards & Sons, Inc., or by a primary government bond dealer who reports to the Federal Reserve Board designated by the Treasury Zero trustee, whichever is less. The Treasury Zero shall be priced for one day settlement.

(D)	Administrative Cost. Administrative costs, transfer taxes and other expenses in connection with the purchase, sale, redemption or distribution of such Treasury Zeros may be added to the cost of such Treasury Zeros or be deducted from the proceeds thereof, as the case may be, and expenses directly allocable to the execution of such transactions may be charged to such separate Account.

(E)	Proceeds at Maturity or Sale. In the event that a Treasury Zero matures or is sold while it is held by the Treasury Zero Trustee for a Participant, notwithstanding anything to the contrary in this Article, the Participant shall be able to direct the reinvestment of the proceeds in any of the Funds available pursuant to Section 8.2 or the Participant shall be able to direct the reinvestment of the proceeds in Treasury Zeros.
In the event that the Participant does not direct reinvestment of such proceeds at maturity or the sale of the Treasury Zeros, the proceeds automatically shall be reinvested in the money market fund for the account of the Participant.

(F)	Form of Distribution. Should the Participant be entitled to a distribution of assets invested in a Treasury Zero, the Treasury Zero may be distributed in kind (which may be effected by a transfer to the Participant’s account), or in cash, at the election of the Participant.

8.10  Loans from Rollover Accounts. If a Participant rolled over a distribution from a qualified plan of a previous employer pursuant to Section 6.12, and there was a loan outstanding from such previous plan to the Participant at the time of the distribution from such previous plan, the Participant may apply for a loan from the Trust Fund in an amount no greater than the outstanding balance of such previous loan at the time of the distribution from the previous plan. No loan shall be made without the approval of the Plan Administrator, whose actions shall be final.

Each loan shall be evidenced by a promissory note executed by the Participant and delivered to the Plan Administrator and shall bear interest at a reasonable rate as determined by the Plan Administrator. Each loan shall be secured by the assets credited to the Participant’s Accounts and by such other security as the Plan Administrator may require.

The Participant shall designate which assets in which accounts shall be used to furnish funds for the loan.

The amount of each loan shall be allocated to a loan account established for the Participant, which shall reflect the outstanding loan balance. Repayment normally shall be accomplished through regular payroll deductions. The Participant shall execute all necessary documents to effectuate such withholding. In the event that a Participant with an outstanding loan is placed on layoff or is on authorized leave of absence for any reason, or is absent from work due to any disability, the Participant shall be required to make monthly installment payments equal to the normal monthly installment payments that would have been made through payroll withholding; provided that, a Participant on authorized leave of absence without pay for up to one year may make installment payments of interest only with all deferred principal payments to be due and payable in a lump sum as of the earlier of the Participant’s termination of employment or thirty (30) days following a return to active employment, or the expiration of the term of the note. Subject to the preceding sentence, each loan shall require substantially level amortization (with payments not less frequently than quarterly). Repayments shall be allocated to the Participant’s Rollover Account.

In the event the account balance of the Participant attributable to a loan becomes distributable, the note shall be distributed to the Participant, or his Beneficiary if applicable, as payment in full of his benefit attributable to the note.

ARTICLE IX — VALUATION OF ACCOUNTS

9.1  Valuation of Fund. The Plan Administrator shall determine the fair market value of the Trust Fund and of the respective Participant accounts as of the last day of each Plan Year and at such other times that the Plan Administrator in its discretion shall determine.

9.2  Value of Participants’ Benefits. The benefit of a Participant under this Plan as of any particular date shall be equal to the sum of (1) the fair market value of the assets held by the Trustees for a Participant in his respective, Employee, Firm and Rollover Accounts, if any, as of such date, plus (2) the amount of any Contribution (Employer and Employee), if any, payable to the Trustee for each such respective Account of such Participant in accordance with Article VI as of such date.

ARTICLE X — VESTING

10.1  General Rule. The vested percentage of the amount credited to the Firm Account of a Participant from time to time, shall be determined by the number of Years of Service then credited to such Participant under Section 4.5 in accordance with the following schedule:

Before Five Years of Service	0%
After Five Years of Service	100%

Notwithstanding the above, the vested percentage of the amount credited to the Firm Account of a grandfathered Participant from time to time, shall be determined by the number of Years of Service then credited to such Participant under Section 4.5 in accordance with the following schedule:

After One Year of Service	10%
After Two Years of Service	20%
After Three Years of Service	30%
After Four Years of Service	40%
After Five Years of Service	100%

For purposes of this section, a grandfathered Participant means a Participant described in any of the following three categories:

(A)	Participants who were actively employed on December 31, 1997;

(B)	Participants who had an amount allocated to their account on December 31, 1997; and

(C)	Former Participants who completed at least three Years of Service before 1998, received distribution of their vested account balance before 1998 (with a corresponding forfeiture of the unvested portion), and are rehired before incurring a Break in Service of five consecutive years.

In no event shall the vested percentage of a Participant on the date on which an amendment to this Plan is adopted or becomes effective, whichever is later, be less than the vested percentage immediately before such date.

Solely in the case of a grandfathered Participant whose vested percentage is determined by the pre-1998 graded vesting schedule, notwithstanding anything to the contrary in the Plan, no portion of the Firm Account of a Participant with less than five (5) Years of Service shall be vested if such Participant incurs a Termination for Aggravated Cause.

Furthermore, no portion of the Firm Account of a Participant shall be vested in the event such Participant shall incur a Termination of Employment because of a Voluntary Termination before completion of at least five (5) Years of Service and such Participant shall be determined by the Employer to have engaged in competition with the Employer before such amount becomes payable.

A Voluntary Termination shall mean a Termination of Employment resulting solely from the initiative of the Participant without undue influence, coercion or duress on the Participant caused by the Employer. A resignation by a Participant which, in the discretion of the Plan Administrator, is an alternative to immediate Termination for Aggravated Cause by the Employer is not, however, a Voluntary Termination.

A Participant shall be deemed to engage in competition with the Employer for purposes of this Section if the Plan Administrator determines that the Participant owns, manages, controls or participates in or becomes connected with, as an officer, employee, partner, stockholder, consultant or otherwise, any business, individual, partnership, or corporation that is engaged significantly, or is planning to become engaged significantly, in a business which, directly or indirectly, competes with a business of the Employer; provided that, acquiring or holding shares of any business entity which has its securities listed on a national securities exchange or quoted in the daily listing of over-the-counter market securities shall not constitute such competition so long as the Participant and members of the Participant’s family do not own more than one percent (1%) of the voting securities of such an entity.

Notwithstanding the above, a Participant who engages in competition as described in the immediately preceding paragraph shall not incur a forfeiture on account of such competition if the Participant is rehired by the Employer before the second January l following such a Separation from Service.

Termination for Aggravated Cause means a Termination of Employment (whether a discharge or quit) because of any of the following acts or events which the Plan Administrator in his discretion determines have occurred: any action or failure to act by the Employee that results in or is likely to result in a detriment to the Employer or any of its employees or customers, violation of any securities law, dishonesty whether or not resulting in a direct or indirect monetary loss, insubordination, drunkenness, use of harmful drugs, willful destruction of property, provocation or continuous agitation of Employer’s customers or employees, or conviction of a felony or a misdemeanor.

10.2  Fully Vested Accounts. The amount credited to the Firm Account of a Participant who has completed five (5) Years of Service or has attained Normal Retirement Age, whichever shall first occur, and the amount credited to the Employee Account and Rollover Account of any Participant shall be fully vested and nonforfeitable at all times and in all events.

10.3  Change in Control. Notwithstanding anything to the contrary in the Plan, the balance credited to the Firm Account of each Participant shall become fully vested and nonforfeitable immediately upon a Change in Control.

For purposes of this section, “Change in Control” means the occurrence of any of the following events without the prior approval of the Board of Directors: (a) a merger, consolidation or reorganization of A.G. Edwards, Inc. in which A.G. Edwards, Inc. does not survive as an independent entity; (b) a sale of all or substantially all of the assets of A.G. Edwards, Inc.; (c) the first purchase of shares of common stock of A.G. Edwards, Inc. pursuant to a tender or exchange offer for more than twenty percent (20%) of A.G. Edwards, Inc.’s outstanding shares of common stock; or (d) any change in control of a nature that, in the opinion of the Board of Directors, would be required to be reported under the federal securities laws; provided that such a change in control shall be deemed to have occurred if (i) any person is or becomes the beneficial owner, directly or indirectly, of securities of A.G. Edwards, Inc. representing forty percent (40%) or more of the combined voting power of A.G. Edwards, Inc.’s then outstanding securities; or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of A.G. Edwards, Inc. cease for any reason to constitute a majority thereof unless the election of any director, who was not a director at the beginning of the period, was approved by a vote of at least seventy percent (70%) of the directors then still in office who were directors at the beginning of the period.

ARTICLE XI — FORFEITURES

11.1  Reduction of Employer Contribution. The Employer Contribution for a Plan Year required under Section 6.3 shall be reduced by an amount equal to the lesser of (l) the forfeitures for that Plan Year or (2) the obligation of the Employer to contribute to the Plan for that Plan Year in accordance with Section 6.3.

Notwithstanding the preceding sentence, the Plan Administrator in its sole discretion may segregate up to ten percent (10%) of the forfeitures for a Plan Year in an unallocated suspense account to meet obligations of the Plan, including but not limited to, those set forth in Sections 6.8 and 11.3.

11.2  Allocation of Forfeitures. Forfeitures for a Plan Year shall be applied in accordance with Section 11.1 as if such amounts were part of the Employer Contribution for that Plan Year.

11.3  Forfeiture Restoration. In the event the account of a Participant was reduced in accordance with Section 14.3, and the Participant is re-employed before such Participant incurs a Break in Service of five consecutive years, the amount previously so forfeited shall be restored to the Firm Account of the Participant as of the last day of the Plan Year in which such Participant first completes a Year of Service after re-employment. Such a restored forfeiture may be funded by an additional Employer Contribution or out of forfeitures for that Plan Year.

Notwithstanding anything to the contrary in Article X, if a grandfathered Participant (as defined in Section 10.1) receives a restoration of a previously forfeited amount in accordance with the preceding paragraph, and subsequently incurs a Termination of Employment before the Participant is fully vested, the vested portion of the amount credited to the Firm Account of the Participant shall be

P (AB + D) – D, where: P is the vested percentage at the relevant time; AB is the account balance at the relevant time; and D is the amount of the previous distribution.

ARTICLE XII — WITHDRAWALS DURING EMPLOYMENT

12.1  Right of Withdrawal — Employee Account. A Participant may, upon notice received by the Plan Administrator or its delegate, withdraw without penalty all or a portion of the lesser of the two (2) amounts, as follows:

(A)	The assets then held in the Employee Account of such Participant, or

(B)	The aggregate amount of the after-tax Employee Contributions made by the Participant prior to January 1, 1987, reduced by any prior distributions charged against such contributions.

Assets so withdrawn shall be distributed to the withdrawing Participant as soon as practical after the effective date of the withdrawal.

12.2  Senior Employee Withdrawal Option. Subject to the restriction in the next paragraph, a Participant may elect to withdraw all or any portion of his Plan benefit while the Participant is still employed by the Employer (the “Withdrawal Date”) if on such date the Participant satisfied both of the following two conditions:

(A)	The Participant was at least fifty-nine and one-half (59-1/2) years of age; and

(B)	The Participant was fully vested in accordance with Section 10.1.

Such an election must be received by the Plan Administrator (in a form suitable to the Plan Administrator) prior to such Withdrawal Date.

The amount so withdrawn shall be distributed to the withdrawing Participant as soon as practical after the Withdrawal Date.

A Participant shall not be subject to penalty for a withdrawal made pursuant to this section.

12.3  Withdrawal of A.G. Edwards, Inc. Vested Dividends. Effective January 1, 2002, notwithstanding the preceding paragraph, a Participant shall have the right to elect to receive dividends with respect to shares credited to such Participant’s fully vested Employer Stock Fund account paid in cash directly to the Participant. An election to receive dividends in cash shall be made in accordance with procedures established by the Plan Administrator, and the Plan Administrator shall designate the times and effective dates for such elections. Any dividend payments to Participants will be paid, in the sole discretion of the Plan Administrator, by the Sponsor’s disbursing agent: (1) to the Trustee, and then distributed by the Trustee or by a disbursing agent for the Trustee, to Participants; or (2)

to the Company’s Payroll Department as agent for the Participant. Such dividend payments shall be made not later than ninety (90) days following the close of the Plan Year in which such dividends are paid by the Company. This option to receive dividends directly in cash shall apply only to dividends on shares credited to an account that is fully vested.

ARTICLE XIII — WITHDRAWALS AFTER EMPLOYMENT

13.1  Withdrawals After Employment. In the event a Participant shall incur a Termination of Employment under circumstances such that the Participant is not entitled to receive payment of his benefits under the Plan immediately upon such Termination of Employment, such Participant may, upon notice in a manner suitable to the Plan Administrator, request withdrawal of an amount equal to (1) the fair market value of assets held in the Employee Account and Rollover Account of such Participant, plus (2) the amount, if any, of Employee contributions payable to the Trustee for each such account in accordance with Article VI. An amount so withdrawn shall be paid to the withdrawing Participant as soon as practical after the Plan Administrator receives the notice in a form suitable to the Plan Administrator.

ARTICLE XIV — PAYMENT OF BENEFITS

14.1 Disability and Fully Vested Over Age 59-1/2.  If a Participant incurs a Termination of Employment because of Total Disability, or if a Participant incurs a Termination of Employment when the account of such Participant is fully vested and after such Participant shall have attained the age of fifty-nine and one-half (59-1/2) years, the entire benefit of such Participant, if any, determined in accordance with Section 9.2, shall become distributable after the employment of such Participant with the Employers so terminated.

14.2 Fully Vested Under Age 59-1/2.  If a Participant incurs a Termination of Employment for reasons other than death or Total Disability before such Participant shall have attained the age of fifty-nine and one-half (59-1/2) years, and the Firm Account of such Participant is fully vested at the time of such termination, the entire benefit of such Participant, if any, determined in accordance with Section 9.2, shall become distributable as soon as practical after the second December 31st which occurs after the date of such Termination of Employment; provided that the benefit of a Participant whose employment with the Employers is so terminated shall not become distributable on account of a Termination of Employment if such Participant is re-employed before such December 31st, except that a Participant who is so re-employed only in uncovered Service may elect before (but not after) such December 31st to receive such distribution; provided that, the entire benefit of a Participant who receives severance benefits in accordance with Appendix A or Appendix B of the A.G. Edwards Severance Benefit Plan in connection with the workforce reduction implemented in the first three months of the year 2002 shall be distributed as soon as practical after the Termination of Employment of the Participant.

14.3 Partially Vested.  If a Participant incurs a Termination of Employment for reasons other than death or Total Disability before the Firm Account of such Participant is fully vested, the benefit of such Participant shall be held in Trust until the second December 31st which occurs after the date on which his employment with the Employers is so terminated. As soon as practical after such December 31st the vested portion of such benefit, if any, shall become distributable; provided that the amount credited to the accounts of a Participant whose employment with the Employers is so terminated shall not become distributable on account of a Termination of Employment if such Participant is re-employed in Covered Service before such December 31st; provided that, the entire benefit of a Participant who receives severance benefits in accordance with Appendix A or Appendix B of the A.G. Edwards Severance Benefit Plan in connection with the workforce reduction implemented in the first three months of the year 2002 shall be distributed as soon as practical after the Termination of Employment of the Participant.

As of the earlier of (A) the date as of which benefits are distributed to the Participant, or (B) the date on which the Participant incurs a Break in Service of at least five consecutive years, the unvested portion of the account balance of the Participant shall be forfeited. For this purpose, if the value of the vested portion of an Employee’s account balance is zero upon his Termination of Employment, the Employee shall be deemed to have received a distribution of such vested account as of the second December 31st after the date of his or her Termination of Employment.

14.4  Time of Payment. As soon as practicable after a benefit becomes distributable in accordance with Section 14.1, 14.2 or 14.3, such benefit shall be distributed to the Participant entitled thereto in the form specified by this Article.

Notwithstanding the above, if the vested portion of the balance credited to a Participant’s accounts exceeds $5,000 at the time of the distribution to the Participant (regardless of such value at any previous time), and the Participant has not attained his Normal Retirement Age, the Participant must consent in writing, or the functional equivalent of writing, before any portion of such accounts may be distributed to him. For this purpose, the value of a Participant’s vested account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.

The Plan Administrator shall furnish to each such Participant entitled to receive a distribution a written explanation of the right to defer receipt of the distribution. Such a notice shall be provided to the Participant no less than thirty days and no more than ninety days before the date of the distribution.

Such distribution may commence less than thirty (30) days after the notice required by the preceding paragraph is provided, provided that:

(A)	the Plan Administrator clearly informs the Participant that the Participant has a right to a period of at least thirty days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

(B)	the Participant, after receiving the notice, affirmatively elects a distribution.

The written consent to the distribution may not be made before the Participant receives the notice and must not be made more than ninety days before the date of distribution.

14.5  Form of Payment. The amount credited to the Employee Account, Firm Account and Rollover Account, if any, of a Participant shall be made in cash; except that such account balances invested in Treasury Zeros may be distributed in kind at the direction of the Participant, and Firm account balances may be distributed in the form of shares of A.G. Edwards, Inc. at the direction of the Participant. Assets invested in mutual funds may be made in kind if the system established by the Plan Administrator or its agent for effecting distributions can reasonably accommodate distributions of mutual fund shares.

14.6  Forfeitures. The amount by which the account of a Participant is reduced in accordance with Section 14.3 shall be a forfeiture. Such amount shall be held in a temporary fund until such amount is allocated and credited to Participant accounts in accordance with Article XI.

14.7  Accounts of Former Employees. The assets held in the account of a Participant, if any, after Termination of Employment of such Participant shall be valued in accordance with Article IX as of each valuation date following such Termination of Employment until distribution of the entire benefit of such Participant under this Plan. Former Employees may direct investment of amounts credited to their accounts in accordance with Article VIII. Distribution of the balance of the benefit of a Participant determined in accordance with Section 9.2 shall constitute payment in full of the benefits of such Participant hereunder.

14.8  Direct Rollover of Eligible Rollover Distributions.

(A)	Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(B)	Definitions.

(1)	Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; and the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

(2)	Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an Individual Retirement Account or Individual Retirement Annuity.

(3)	Distributee: A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(4)	Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

On and after January 1, 2002, for purposes of this section, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code. Any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

14.9  Protected Options. In addition to any form of benefits specified in this Article, a Participant who has not received a distribution of the entire amount credited to his Accounts as of an Amendment Date shall be entitled to a distribution of the amount credited to his account as of such Amendment Date paid in any optional form of payment available to such Participant under the Plan as in effect immediately before such Amendment Date. Amendment Date means the date on which an amendment to this Plan is adopted or becomes effective, whichever is later.

ARTICLE XV — PAYMENT OF DEATH BENEFITS

15.1  Death Benefits. The amount credited to the Accounts of a deceased Participant shall be distributed to the Beneficiary of the Participant in the form provided in this Article, with payments commencing as soon as administratively feasible after the death of the Participant (but never later than the time prescribed in Article XVI).

15.2  Form of Payment. Effective on and after March 1, 2002, the balance of the Accounts, if any, of a deceased Participant shall be paid to the Beneficiary of the deceased Participant in any one or a combination of the following forms as the Beneficiary may elect:

(A)	In one lump-sum payment (which may represent either all of such Participant’s benefit or only the portion remaining after distribution of a portion thereof pursuant to subsection (B) hereof and which may take the form of lump-sum payments to multiple beneficiaries);

(B)	In substantially equal annual installments over a period not exceeding five years. A Beneficiary receiving such an installment payout of an account may elect to accelerate distribution of all or any portion of the balance of such account at any time and from time to time, but may not elect to defer distributions beyond the scheduled time of payment initially elected by the Beneficiary; or

(C)	An annuity contract that satisfies the requirements of Section 15.8.

Notwithstanding the above, the entire balance credited to the accounts of a deceased Participant shall be distributed, or applied to purchase an annuity contract that is distributed, no later than the end of the fifth calendar year beginning after the date of death of the Participant.

The remaining balance of an account being paid in installment payments may be paid in a lump sum in the event of the termination of the Plan, a spin-off of a portion of the Plan that includes such account, or any other structural change to the Plan.

15.3  Designation of Beneficiary

Each Participant from time to time on a form acceptable to the Plan Administrator may designate any person or persons, including a trust or trusts, (including a trust or an Individual Retirement Account of which the Participant’s spouse is treated as the depositor) (concurrently, contingently or successively) to whom the Participant’s benefits under the Plan are to be paid if he dies before receiving all of such benefits. A beneficiary designation form shall be effective only when the form is filed in writing with the Plan Administrator by the Participant while the Participant is alive, and shall cancel all beneficiary designation forms previously signed and filed by the Participant.

The designation of a nonspouse beneficiary shall be valid only if: the Eligible Surviving Spouse of the Participant shall have consented in writing to such designation; the consent specifies the non-spouse Beneficiary designated by the Participant, the consent acknowledges the effect of the designation; and the consent is witnessed by a Plan representative or a notary public.

Any designation of a non-spouse Beneficiary may be revoked or changed by the Participant by a subsequent designation made in accordance with this section prior to the Participant’s Annuity Starting Date. The designation may be revoked, but not changed, without the consent of the Eligible Spouse. The Eligible Spouse may not revoke a consent to a valid Beneficiary designation.

15.4  Failure to Designate. If a Participant shall not have designated a Beneficiary, or no Beneficiary or Beneficiaries entitled to receive distribution of all of the amount payable under this Plan survives the Participant, then that portion of the amount payable as to which there is no surviving qualified Beneficiary shall be paid to the Eligible Surviving Spouse of the Participant, and if the Participant leaves no Eligible Surviving Spouse, to the beneficiary of the Participant under the A.G. Edwards Basic Group Insurance Plan, and if no such beneficiary, to the estate of the Participant or the distributees thereof. In the event the Plan Administrator shall be in doubt with respect to the right to distribution of a spouse or Beneficiary, the Plan Administrator may cause the entire account of a Participant or any portion thereof to be distributed to the estate of the Participant, and the Trustee or Plan Administrator shall have no further responsibility or liability with respect to such amount.

15.5  Renunciation of Death Benefit. A Beneficiary of a Participant entitled to a benefit under this Plan may disclaim his right to all or any portion of such benefit by filing a written irrevocable and unqualified refusal to accept such a benefit with the Plan Administrator before payment to him of any such benefit but no later than nine (9) months after the death of such Participant. Any benefit so disclaimed shall be distributable to the person or persons (and in the proportions) to which such benefit would have been distributable if the Beneficiary who so disclaims such benefit had predeceased such Participant.

15.6  Minor Beneficiaries. In the event a Beneficiary has not attained the age of majority under the applicable state law, the Plan Administrator shall in his sole discretion pay such benefits to or on behalf of the minor individual or to the guardian of the person of such individual. Such payment shall constitute a full and adequate distribution, and the Plan Administrator need not see to the proper application or use of such proceeds by such recipient.

15.7  Transitional Designation. In the event of the death of a Participant who shall not have designated a Beneficiary under this Plan, but who shall have designated a Beneficiary under the A.G. Edwards & Sons, Inc. Profit

Sharing Plan effective as of December 31, 1977, the Beneficiary so designated under the A.G. Edwards & Sons, Inc. Profit Sharing Plan shall be deemed to be the Beneficiary designated under this Plan.

15.8  Distribution of Annuity Contracts. A Beneficiary entitled to a distribution from the Plan on account of the death of a Participant may elect to receive the distribution in the form of an annuity contract.

In the event a Beneficiary shall elect to receive distribution in the form of an annuity, at the direction of the Plan Administrator, the Trustee shall purchase a nontransferable annuity contract from an insurance company with the amount credited to the Account of such Beneficiary. Selection of such an annuity contract shall be made by the Beneficiary for whom such an annuity contract is to be purchased.

An annuity contract is nontransferable if the owner cannot sell, assign, discount or pledge as collateral for any loan or as security for the performance of an obligation or for any other purposes his interest in the contract to any person other than the issuer thereof.

Any annuity contract purchased by the Trustee shall satisfy all of the terms and conditions of this Plan. Such an annuity contract shall provide payment options that conform to those provided by the terms of this Plan, so that payment pursuant to the contract satisfies the terms of the Plan as if paid directly by the Plan.

The Plan Administrator shall direct the Trustee to transfer such an annuity contract to the Beneficiary if annuity payments under the contract have commenced, or, in the case of a deferred annuity, if the contract by its terms provides that the insurance company that issued the contract will administer the notice and election provisions relating to optional forms of payment. The insurance company that issues such a contract is hereby designated as the Plan Administrator with respect to administering notice and election requirements of a deferred annuity contract.

Neither the Trustee, the Plan Administrator nor any Employer shall be responsible for the failure on the part of an insurance company issuing such an annuity contract to pay annuities if and when the payments shall become due and payable. When the Trustee shall have purchased an annuity contract for a Beneficiary and distributed the contract to such person, the Beneficiary shall have no further right or claim to receive payments from the Trust Fund to the extent that the balance in his account was applied to the purchase of an annuity contract.

ARTICLE XVI — LATEST TIME OF PAYMENT

This Article does not contain the general rules of the Plan governing the time and form of distributions. In particular, this Article in and of itself does not give any right to a Participant to defer distributions beyond the time of distribution provided in the preceding Articles. The provisions of this Article, which are included to comply with the Code, in certain limited circumstances as specifically provided in this Article, merely may accelerate the time of distribution provided by the preceding Articles.

16.1  60 Day Rule. Unless the Participant elects otherwise in writing, the latest date on which payment of benefits must commence shall be the sixtieth day after the close of the Plan Year in which the latest of the following events occurs:

(A)	The Participant attains Normal Retirement Age;

(B)	The Participant incurs a Termination of Employment; or

(C)	Ten years have elapsed from the time the Participant commenced participation in the Plan.

If payment in full is not feasible within the time limits prescribed by the preceding paragraph, the Plan Administration may direct interim payments from Accounts of such Participant.

16.2  Latest Time for Payment

Notwithstanding anything to the contrary in this Plan, and notwithstanding any election of the Participant, payment of benefits shall commence no later than the Participant’s required beginning date.

The required beginning date of a Participant who is not a five percent (5%) owner is the April 1 of the calendar year following the later of: (A) the calendar year in which the Participant attains seventy and one-half years of age; and (B) the calendar year in which the Participant actually retires. The required beginning date of a Participant who is a five percent (5%) owner is the April 1 of the calendar year following the calendar year in which the Participant attains seventy and one-half years of age.

With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2002, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Internal Revenue Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001 (the “2001 Proposed Regulations”), notwithstanding any provision of the Plan to the contrary. If the total amount of required minimum distributions made to a participant for 2001 prior to January 1, 2002 are equal to or greater than the amount of required minimum distributions determined under the 2001 Proposed Regulations, then no additional distributions are required for such participant for 2001 on or after such date. If the total amount of required minimum distributions made to a participant for 2001 prior to January 1, 2002 are less than the amount determined under the 2001 Proposed Regulations, then the amount of required minimum distributions for 2001 on or after such date will be determined so that the total amount of required minimum distributions for 2001 is the amount determined under the 2001 Proposed Regulations. This amendment shall continue in effect until the last calendar year beginning before the effective date of the final regulations under Section 401(a)(9) or such other date as may be published by the Internal Revenue Service.

Section 401(a)(9) of the Code is hereby incorporated by reference, and distributions under this Plan shall be made in accordance with such section and the regulations issued by the Secretary of the Treasury interpreting such section. Plan provisions reflecting Section 401(a)(9) of the Code shall override any other distribution options that may be inconsistent with such Code section and this subsection. Any distribution required under the incidental death benefit requirements of Section 401(a) of the Code shall be treated as a distribution required under Section 401(a)(9) of the Code and this subsection.

Minimum distributions are not required to be made pursuant to this section on and after January 1, 1997, to Participants who attained seventy and one half (70-1/2) years of age before 1997 and who have not yet Terminated Employment and who are not five percent (5%) owners.

ARTICLE XVII — CLAIMS AND REVIEW PROCEDURE

17.1  Claims for Benefits. A Participant or Beneficiary who believes that he is being denied or will be denied benefits to which he is entitled under the Plan may file a written request for such benefits with the Plan Administrator or its delegate setting forth his claim.

17.2  Written Denials of Claims. Within a reasonable time after receipt of a written request for benefits, the Plan Administrator or its delegate shall provide to every claimant who is denied a claim for benefits written notice of denial setting forth in a manner calculated to be understood by the claimant:

(A)	The specific reason or reasons for the denial;

(B)	Specific reference to pertinent Plan provisions on which the denial is based;

(C)	A description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

(D)	An explanation of the claim review procedure.

17.3  Time of Denial. If such a denial is not furnished within sixty (60) days from the time the claim is filed, the claim shall be deemed denied for purposes of Section 17.4.

17.4  Review of Denial. Within sixty (60) days after a claim is denied, the claimant or his duly authorized representative may appeal such denial to the Plan Administrator by filing a written notice of appeal of the claim denial with the Plan Administrator. The notice of appeal shall reasonably apprise the Plan Administrator of the reasons and grounds for such appeal and shall specify the scope and method of review desired by requesting any or all of the procedures as follows:

(A)	A review of documents pertinent to the claim;

(B)	Submission of issues and comments in writing; and

(C)	Written response to particular questions submitted in writing.

17.5 Review Decisions. The Plan Administrator shall furnish a written decision on review not later than sixty (60) days after the notice of appeal is filed, written in a manner calculated to be understood by the claimant with specific references to the pertinent Plan provisions on which the decision is based; provided that, in the event special circumstances require an extension of time for processing, a decision shall be rendered as soon as possible, but not later that one hundred and twenty (120) days after receipt of the request for review.

ARTICLE XVIII — ADMINISTRATION

18.1  Plan Administrator. The Plan shall be administered by a Plan Administrator. The Plan Administrator may participate in benefits under the Plan; provided he is otherwise eligible to do so.

18.2  Allocation of Fiduciary Duties. The Plan Administrator shall have the duty and power to administer this Plan in all its details, except the duty and power to invest and reinvest Trust assets, which is assigned to the Trustee under Article XIX. The duties and powers of the Plan Administrator shall include, but not be limited to, the following:

(A)	To establish and maintain a separate account for each Participant and allocate benefits thereto in accordance with Article VII;

(B)	To keep accurate and detailed records of the administration of the Plan, which records shall be open to inspection by the Employer at all reasonable times, and, with respect to records pertaining to his accounts, open to inspection by each Participant;

(C)	To interpret the Plan provisions and to decide all questions concerning the Plan and the eligibility of any Employee to participate in the Plan;

(D)	To authorize the payment of benefits;

(E)	To establish and enforce such rules, regulations and procedures as it shall deem necessary or proper for the efficient administration of the Plan;

(F)	To furnish the reports and Plan descriptions to the Secretary of Labor and to each Participant as required by Part I of Title I of the Employee Retirement Income Security Act of 1974; and

(G)	To delegate to any agents such duties and powers, both ministerial and discretionary as it deems appropriate by an instrument in writing which specifies which such duties are so delegated and to whom each duty is so delegated.

18.3  Furnish Information. Each Participant shall furnish the Plan Administrator any requested information, as needed to administer the Plan. The Employers and the Trustee also shall furnish the Plan Administrator with the information needed to administer the Plan.

18.4  Appointment of Administrators. The Sponsor shall appoint a Plan Administrator to serve at its pleasure. The Plan Administrator may be a corporation (including the Employer) or corporations, an individual or individuals or any combination of the above. One such person may serve as Plan Administrator. The Sponsor may change such appointments from time to time provided that such changes are published to the extent of enabling interested parties to ascertain the person or persons responsible for operating the Plan. In absence of such an appointment, the Compensation Committee of A.G. Edwards & Sons, Inc. shall serve as Plan Administrator provided that, if such Compensation Committee serves as Plan Administrator, it may designate specified individuals or other persons to carry out specified fiduciary responsibilities under the Plan in such a manner and to such an extent that Employees and other interested parties are able to ascertain the person or persons responsible for operating the Plan.

18.5  Compensation of Fiduciaries. Any Trustee or Plan Administrator may receive reasonable compensation for services rendered on behalf of the Plan or Trust.

18.6  Expenses of Administration. All expenses of administering the Plan that are owed to third parties, such as compensation to a Trustee and compensation to a third party recordkeeper for plan accounting and reporting services, as may be determined from time to time by agreement between the Sponsor and such a third party, and all other expenses of administration and taxes of this Plan including the compensation of any employee or counsel employed by the Trustee or the Employers, shall be paid out of the Trust and charged ratably to Participant’s accounts, unless voluntarily paid by the Employer, except expenses incurred in connection with the purchase or sale of investments shall be charged against Accounts in accordance with Section 8.6.

18.7  Delegation of Authority. The Plan Administrator may delegate to an agent or agents any or all of the duties and responsibilities assigned by the Plan to the Plan Administrator. Such a delegation shall be made by an instrument in writing that specifies which duties and powers are so delegated and to whom each such duty or power is so delegated.

In the event the Plan Administrator shall consist of more than one person, the Plan Administrator may appoint one or more of the persons acting as Plan Administrator to carry out any particular duty or duties or to execute any and all documents on behalf of the Plan Administrator. Any document so executed shall have the same effect as though executed by all such persons. Such appointment shall be made by an instrument in writing that specifies which duties and powers are so allocated and to whom each such duty or power is so allocated.

18.8  Standard of Review. The Plan Administrator shall perform its duties as the Plan Administrator in its sole discretion shall determine is appropriate in light of the reason and purpose for which the Plan is established and maintained. In particular, the interpretation of all plan provisions, and the determination of whether a Participant or Beneficiary is entitled to any benefit pursuant to the terms of the Plan, shall be exercised by the Plan Administrator in its sole discretion. Any construction of the terms of the Plan for which there is a rational basis shall be final and legally binding on all parties.

Any interpretation of the Plan or other action of the Plan Administrator made in its sole discretion shall be subject to review only if such an interpretation or other action is without a rational basis. Any review of a final decision or action of the Plan Administrator shall be based only on such evidence presented to or considered by the Plan Administrator at the time it made the decision that is the subject of the review. Any Employer that adopts and maintains this Plan, and any Employee who performs services for an Employer that are or may be compensated for in part by benefits payable pursuant to this Plan, hereby consents to actions of the Plan Administrator made in its sole discretion and agrees to the narrow standard of review prescribed in this section.

ARTICLE XIX — TRUST AGREEMENT

19.1  Trust Agreement. The funds accumulated under the Plan shall be held in trust for the exclusive benefit of the Participants of the Plan and their Beneficiaries under a trust agreement or agreements between the Sponsor and one or more Trustees appointed by the Sponsor which separate agreement or agreements together constitute one Trust Agreement and which form a part of the Plan.

ARTICLE XX — AMENDMENT AND TERMINATION

20.1  Amendment. The Sponsor reserves the right at any time and from time to time to modify or amend the Plan in whole or in part by adopting a written amendment; provided that, no such modification or amendment shall operate to modify, amend or diminish any rights of Participants accrued to the date of such modification or amendment, and, further, that no amendment shall increase or materially change the duties of the Trustee without the specific agreement of the Trustee.

20.2  Termination. The Sponsor reserves the right at any time to terminate the Plan in its entirety by delivering to the Trustee a copy of the notice of termination. All rights shall vest as of the effective date of the termination or a complete discontinuance of contributions by the Employers, and there shall be no forfeitures thereafter. In the event of a partial termination, all rights to benefits with respect to which the Plan terminated shall be fully vested and nonforfeitable as of the date of such partial termination.

ARTICLE XXI — MISCELLANEOUS

21.1  Anti-Assignation. The payments, benefits or interest provided for under the Plan shall not be subject to any claim of any creditor of any Participant in law or in equity and shall not be subject to attachment, garnishment, execution or other legal process by any such creditor; nor shall the Participant have any right to assign, transfer, encumber, anticipate or otherwise dispose of any such payments, benefits or interest.

Notwithstanding anything in this section to the contrary, the Administrator may:

(A)	Comply with a “qualified domestic relations order,” as defined in Section 414(p) of the Code, to the extent it does not alter the amount or form of benefit specified under the Plan except as required by law; and

(B)	Surrender to the government of the United States of America any portion of the Trust Fund which is subject to a federal tax levy made pursuant to Section 6331 of the Code.

If any portion of the Trust Fund which is attributable to the benefits, rights or interest of any Participant is transferred to any other entity pursuant to subsection (A) or (B) to satisfy a debt or other obligation of such Participant, the amount credited to the account of such Participant shall be reduced by the amount so transferred.

21.2  Rights of Employees. Neither the action of an Employer in establishing the Plan, nor any action taken by an Employer or the Trustee nor any provision of the Plan, shall be construed as giving to any Employee the right to be retained in its employ, or the right to any payments other than those expressly provided for in the Plan to be paid from the Fund. Each Employer expressly reserves the right at any time to dismiss any Employee without any liability for any claim against the Employer or against the Fund other than with respect to the benefits provided for by the Plan.

21.3  Source of Benefits. All benefits to be paid under the Plan shall be paid solely out of the Fund, and the Employers assume no liability or responsibility therefor.

21.4  Actions by Corporation. Whenever under the terms of this Plan a corporation is permitted or required to take some action, such action may be taken by an instrument in writing executed by the President of the corporation, or by any other method by an officer of the corporation as duly authorized by the Board of Directors of the corporation.

21.5  Rules of Construction. The terms and provisions of this Plan shall be construed according to the principles, and in the priority, as follows: first, in accordance with the meaning under, and which will bring the Plan into conformity with the Internal Revenue Code of 1986, as amended, and the Employee Retirement Income Security Act of 1974; and secondly, in accordance with the laws of the State of Missouri. The Plan shall be deemed to contain the provisions necessary to comply with such laws. If any provision of this Plan shall be held illegal or invalid, the remaining provisions of this Plan shall be construed as if such provision had never been included. Wherever applicable, the masculine pronoun as used herein shall mean the feminine, and the singular the plural.

21.6  Payments to Legal Incompetents. In the event any person entitled to receive any distribution hereunder of a benefit or installment thereof shall, in the opinion of the Plan Administrator, be legally incapable of giving a valid receipt and discharge for distribution of such benefit, and another person or institution is then maintaining or has custody of such person, and no guardian or other representative of the estate of such person shall have been duly appointed, then such benefit or installment thereof may, at the option of the Plan Administrator, be distributed to such other person or institution. Distribution to such other person or institution shall be in complete discharge of liability under the Plan for the distribution of such benefit or installment thereof and there shall be no responsibility on the Trustee, any Employer, or anyone else to see to the application of such benefit or installment thereof distributed to such person or institution.

21.7  Plan Mergers. In the event of any merger or consolidation with, or transfer of assets or liabilities to, any other plan, each Participant in the Plan shall be entitled to a benefit immediately after the merger, consolidation, or transfer if the Plan then terminated which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if the Plan had then been terminated.

21.8  Missing Participants. If the Plan Administrator is unable to make a payment to a Participant or a Beneficiary because the whereabouts or the identity of the Participant or the Beneficiary cannot be ascertained by mailing to the last known address shown on the records of the Employer or the Trustee, the Plan Administrator shall dispose of the benefit otherwise payable to the Participant as follows:

(A)	If the amount payable to the Participant or Beneficiary does not exceed the sum of One Thousand Dollars ($1,000), the benefit of such Participant shall be forfeited as of the last day of the Plan Year in which the Plan Administrator determines that the identity or location of such person cannot be ascertained, and shall be disposed of in accordance with Section 11.2; and

(B)	If the amount payable to the Participant or Beneficiary exceeds the sum of One Thousand Dollars ($1,000), the amount payable to the Participant or Beneficiary shall be invested in the existing investments and held until the identity or the location of the Participant or the Beneficiary is ascertained by the Plan Administrator; provided that, if the identity or location of the Participant or Beneficiary is not determined before the end of the Plan Year in which the Participant would have attained sixty-five (65) years of age, the amount credited to the account of the Participant at the end of such year shall be forfeited as of the end of such year and shall be disposed of in accordance with Section 11.2.

In the event a Participant or Beneficiary whose benefit was forfeited pursuant to the provisions of this section shall later validly claim the benefits so forfeited, the amount so forfeited shall be paid to such person by the Employer.

21.9  Payments Under a Qualified Domestic Relations Order.

(A)	Early Payment Option. In addition to the payment options otherwise available in the Plan, pursuant to a domestic relations order, distribution of all or any portion of the account balance of a Participant may be paid to an Alternate Payee (as defined in Section 414(p) of the Code) in an amount specified in such domestic relations order in a lump-sum payment as soon as practical after the Plan Administrator determines that the domestic relations order is a Qualified Domestic Relations Order (as defined in Section 414(p) of the Code) (a “QDRO”); provided that, the full amount allocated to the Firm Account of the Participant is fully vested and not subject to forfeiture by the Participant in any event.
In accordance with the QDRO, the Plan Administrator shall make a lump-sum payment to the Alternate Payee in the amount specified in the QDRO to the extent that the Participant named in the QDRO has assets allocated to his account; provided that, the Alternate Payee consents to such distribution.

(B)	Delayed Payment: Segregated Accounts. To the extent that the QDRO or the Plan requires payment of a portion of the account of a Participant to an Alternate Payee at a later time, such amount shall be segregated into a separate account for such Alternate Payee and such amount shall be invested as directed by the Alternate Payee in accordance with Article VIII.

(C)	Allocation of Basis and Risk of Forfeiture. If the Alternate Payee is the spouse or former spouse of the Participant, the Participant’s basis in his account, if any, shall be apportioned between the Participant and the Alternate Payee based on the percentage of the Participant’s account to which each is entitled pursuant to the QDRO. If the Alternate Payee is not the spouse or former spouse of the Participant, the Participant’s basis in his account, if any, need not be apportioned.

(D)	Reduction of Participant’s Accounts. With respect to any amount paid to an Alternate Payee pursuant to subsection 22.9(A) or any amount allocated to a segregated account for an Alternate Payee pursuant to subsection 22.9(B), the Participant’s accounts shall be debited so that the risk of forfeiture, if any, and the Participant’s basis in his account, if any, shall be apportioned between the Participant and the Alternate Payee based on the percentage of the Participant’s account to which each is entitled pursuant to the QDRO. Alternately, if the Alternate Payee is not the spouse or former spouse of the Participant, the Participant may direct the Plan Administrator as to which of his accounts, if any, that are fully vested and not subject to forfeiture in any event shall be debited.

(E)	Liquidation of Investments. The Participant’s investments in the mutual funds and the A.G. Edwards Stock fund shall be liquidated pro rata, and the Treasury Zeros will be liquidated only if there is an insufficient amount in the mutual funds and the A.G. Edwards Stock fund.

(F)	Suspension Penalties. Notwithstanding anything to the contrary in the Plan, a Participant who is actively employed at the time a QDRO payment or allocation is made on his behalf, shall not be subject to any suspension penalties merely because of such early QDRO payment or allocation.

21.10  Adoption of Plan by an Affiliate. With the consent of the Sponsor, any Affiliate legally eligible to do so may adopt this Plan and thereby become an Employer and become bound as an Employer by all of the terms of the Plan as herein provided with respect to such of its Employees who are eligible to participate in this Plan. Any such Affiliate may adopt the Plan by executing and filing with the Sponsor an adoption agreement. An Affiliate will be deemed to have adopted the Plan by making contributions to the Plan.

21.11  Acceptance of Transfers. The Plan Administrator may accept, but is not required to accept, a transfer on behalf of a Participant from the trustee of a plan which meets the requirements of Section 401(a). For purposes of this section a rollover contribution is not considered a transfer.

In the event any optional form of benefit under this Plan permits a distribution prior to the Participant’s retirement, death, disability, or Termination of Employment, and prior to plan termination, the optional form of benefit is not available with respect to benefits attributable to assets (including any post-transaction earnings thereon) that are transferred to this Plan from a money purchase pension plan qualified under Section 401(a) of the Code (other than any portion of those assets attributable to voluntary employee contributions).

ARTICLE XXII — TOP-HEAVY REQUIREMENTS

22.1  Top-Heavy Determination. For purposes of this Article, the Plan will be determined to be Top-Heavy for a Plan Year if, as of the Determination Date, the aggregate value of the accounts of Key Employees under the Plan exceeds sixty percent (60%) of the aggregate value of the accounts of all Participants under the Plan as determined in accordance with Section 416(g) of the Code.

Payments made within the five Plan Years immediately preceding such Plan Year shall be added to the account balances or the present value of the cumulative accrued benefits with respect to a defined benefit plan in determining whether this Plan is Top-Heavy. The preceding sentence shall also apply to payments from a terminated plan which would have been included in this Plan if it had not been terminated. The account balance or present value of the cumulative accrued benefits with respect to a defined benefit plan of a Participant who is not a Key Employee with respect to the Plan Year but who was a Key Employee in a prior year shall be disregarded. The account balance or present value of the cumulative accrued benefits with respect to a defined benefit plan of a Participant who has not performed services for an Employer during the five Plan Years immediately preceding such Plan Year shall be disregarded.

All plans qualified under Section 401(a) of the Code and adopted by any member of the Controlled Group shall be aggregated and treated as one plan (the “Plan”) for purposes of this Article.

22.2  Determination Date. The Determination Date, with respect to any Plan Year, shall be the last day of the immediately preceding Plan Year.

22.3  Valuation of Fund as of Determination Date. The value of the Fund, and of the respective Participant accounts which together constitute the Fund, shall be determined as of the Determination Date in accordance with Article IX.

22.4  Key Employee. “Key Employee” means an Employee, former employee or Employee’s Beneficiary who, at any time during the Plan Year or any of the four preceding Plan Years, is:

(A)	An officer of an Employer having an annual compensation greater than $130,000;

(B)	One of the ten (10) Employees having annual compensation from an Employer of more than the limitation in effect under Section 415(c)(1)(A) of the Code and owning (or considered as owning within the meaning of Section 318 of the Code) the largest interests in the Employer;

(C)	A five percent (5%) owner of an Employer; or

A one percent (1%) owner of an Employer having an annual compensation from the Employer of more than One Hundred Fifty Thousand Dollars ($150,000); as defined in accordance with Section 416(i)(1) of the Code.

22.5  Vesting Requirements. If the Plan is determined to be Top-Heavy for a Plan Year in accordance with Section 22.1, the vested percentage of the amount credited to the Firm Account of a Participant as of such Plan

Year and all subsequent Plan Years in accordance with Section 10.1 and Section 10.3 shall be redetermined in accordance with the following schedule:

After Two Years of Service	20%
After Three Years of Service	40%
After Four Years of Service	60%
After Five Years of Service	100%

22.6  Minimum Benefits. If the Plan is determined to be Top-Heavy for a Plan Year in accordance with Section 22.1, the Employers shall contribute on behalf of each Participant who is not a Key Employee the lesser of three percent (3%) of such Participant’s Compensation for such Plan Year and the highest percentage of Compensation allocated to the account of a Key Employee for that year.

For Plan Years commencing before January 1, 1989, any amount required to be contributed on behalf of a Participant under this Article, shall be reduced by the amount, if any, of the Deductible Employee Contributions made by or on behalf of the Participant for the year.

22.7  EGTRRA Amendments. This section shall apply for purposes of determining whether the plan is a top-heavy plan under Section 416(g) of the Code for Plan Years beginning after December 31, 2001, and whether the plan satisfies the minimum benefits requirements of Section 416(c) of the Code for such years. This section amends the preceding sections of this Article.

(A)	Determination of top-heavy status.

Key employee means any employee or former employee (including any deceased employee) who at any time during the Plan Year that includes the determination date was an officer of the employer having annual compensation greater than $130,000 (as adjusted under Section 416(i)(1) of the Code for Plan Years beginning after December 31, 2002), a five percent (5%) owner of the employer, or a one percent (1%) owner of the employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Section 415(c)(3) of the Code. The determination of who is a key employee will be made in accordance with Section 416(i)(1) of the Code and the applicable regulations and other guidance of general applicability issued thereunder.

The present values of accrued benefits and the amounts of account balances of an employee as of the determination date shall be increased by the distributions made with respect to the employee under the plan and any plan aggregated with the plan under Section 416(g)(2) of the Code during the one-year period ending on the determination date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the plan under Section 416(g)(2)(A)(i) of the Code. In the case of a distribution made for a reason other than Termination of Employment, death, or disability, this provision shall be applied by substituting “five-year period” for “one-year period.”

The accrued benefits and accounts of any individual who has not performed services for the employer during the one-year period ending on the determination date shall not be taken into account.

(B)	Minimum benefits. Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Section 416(c)(2) of the Code and the plan. The preceding sentence shall apply with respect to matching contributions under the plan or, if the plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of Section 401(m) of the Code.

ARTICLE XXIII — SPECIAL ESOP PROVISIONS1

This Article contains provisions required to qualify the Employee Stock Ownership Plan as a plan described in Section 4975(e)(7) of the Code. So long as (a) the Company does not extend credit to the Plan, (b) there is no sale of employer securities to the Plan in a tax-free rollover transaction described in Section 1042 of the Code (which does not apply to publicly-traded stock), and (c) Participants are entitled to receive distribution of their ESOP accounts as soon as administratively feasible after termination of employment, the provisions of this Article will not have any operative effect.

23.1  Share Purchase Loans. At the direction of the Plan Administrator, the Trustee may from time to time enter into a loan (a “Share Purchase Loan”) for the purpose of acquiring shares of A.G. Edwards, Inc. (“Shares”) that constitute “employer securities” within the meaning of Section 409(l) of the Code or for the purpose of repaying all or any portion of any outstanding Share Purchase Loan. The terms of any Share Purchase Loan shall be subject to the conditions and restrictions set forth herein. Shares acquired with the proceeds of a Share Purchase Loan shall be credited to a “Loan Suspense Account” until released in accordance with the following section. All loans that are incurred as part of an integrated transaction shall be treated as a single Share Purchase Loan for all purposes of the Plan.

23.2  Release from Loan Suspense Account. Subject to the following provisions of this section, for each Plan Year throughout the duration of a Share Purchase Loan, a portion of the Shares acquired with the proceeds of such Share Purchase Loan shall be withdrawn from the Loan Suspense Account and allocated to Participants’ ESOP Stock Accounts in accordance with the provisions of this Article.

As of the last day of each Plan Year, the number of Shares that shall be released from the Loan Suspense Account shall be equal to the product of the number of Shares that are then held in the Loan Suspense Account multiplied by a fraction, the numerator of which is the amount of principal and interest paid on the related Share Purchase Loan for that Plan Year and the denominator of which is the amount of principal and interest paid or payable on the related Share Purchase Loan for that Plan Year and for all future years. For purposes of determining the denominator of the fraction described in the preceding sentence for any Plan Year, if the interest rate under the Share Purchase Loan is variable, the interest rate to be paid in future years shall be assumed to be equal to the interest rate applicable as of the last day of that Plan Year. Notwithstanding the foregoing provisions of this section, the number of Shares attributable to a Share Purchase Loan that are withdrawn from the Loan Suspense Account shall be proportionate to principal payments only, if:

(A)	Such release is consistent with the provisions of the Share Purchase Loan with respect to the release of Shares as collateral, if any, for such loan;

(B)	The Share Purchase Loan provides for annual payments of principal and interest at a cumulative rate that is not less rapid at any time than level annual payments of such amounts for ten (10) years;

(C)	Interest is disregarded for purposes of determining such release only to the extent that it would be determined to be interest under standard loan amortization tables; and

(D)	The term of the Share Purchase Loan, together with any renewal, extension or refinancing thereof, does not exceed ten (10) years.
In the event that more than one (1) Share Purchase Loan is outstanding at any time, the number of Shares that is released from encumbrance at any time under this paragraph shall be based solely on the repayment of the Share Purchase Loan to which such Shares are attributable.

23.3  Use of Loan Proceeds and Dividends. The proceeds of a Share Purchase Loan shall be used within a reasonable time after receipt to acquire Shares or to repay all or any portion of such Share Purchase Loan or any outstanding Share Purchase Loan. Cash dividends with respect to Shares acquired with the proceeds of a Share Purchase Loan that are not allocated to Participants’ Stock Accounts, and earnings thereon, shall, at the direction of the Plan Administrator, be used to make payments on such Share Purchase Loan. Such cash dividends, and

[1]	Article XVIII effective 1/1/01

earnings thereon, that are not applied to make payments on Share Purchase Loans in accordance with the foregoing provisions of this section shall be invested in the Company Stock Fund.

23.4  Allocation of Shares Released From Suspense Account. Participants’ accounts shall be adjusted for dividends paid on Company Stock, as follows:

(A)	Dividends Used to Repay Share Purchase Loans and Attributable to Allocated Shares — As of the last day of the Plan Year, Shares released from the Loan Suspense Account that year by reason of dividends paid with respect to Shares allocated to Participants’ Stock Accounts, if any, shall be allocated among and credited to the accounts of Participants, pro rata, according to the number of Shares held in such accounts on the date the dividends are paid. The Shares so allocated shall have a fair market value as of the date allocated equal to such dividends (the “Dividend Replacement Value”), and if the shares initially allocated in accordance with the immediately preceding sentence do not have a fair market value at least equal to the Dividend Replacement Value, then additional Shares shall be allocated to Participants’ Stock Accounts until the fair market value of the total number of shares allocated under this subsection (a) equals the Dividend Replacement Value. Shares released from the Loan Suspense Account during the Plan Year by reason of the use of dividends on unallocated Shares to make payments of principal and interest on a Share Purchase Loan shall be used first for this purpose and, to the extent that additional Shares are required, Shares contributed by the Employer or acquired with employer contributions (other than employer contributions used to make payments of principal and interest on Share Purchase Loans) during such Plan Year shall be applied for such purpose. Dividends paid with respect to Shares allocated to Participants’ accounts that are used to repay a Share Purchase Loan shall be charged to the accounts pro rata, according to the number of Shares held in the accounts of such Participants on the date the dividends are paid.

(B)	Dividends Used to Repay Share Purchase Loans and Attributable to Unallocated Shares — Shares released from the Loan Suspense Account during the Plan Year by reason of the use of dividends on unallocated Shares to make payments of principal and interest on a Share Purchase Loan (reduced by any such Shares required to be allocated under subsection (a) above) shall be allocated to the accounts in proportion to the subaccounts attributable to dividends on unallocated shares, employer contributions and earnings thereon; and such subaccounts shall be debited in the same proportion.

(C)	Other Amounts Used to Repay Share Purchase Loans — Shares released from the Loan Suspense Account during the Plan Year by reason of the use of contributions and earnings thereon to make payments of principal and interest on a Share Purchase Loan (reduced by any such shares required to be allocated under subsection (a) above) shall be allocated to the Participants’ accounts in proportion to the subaccounts attributable to dividends on unallocated shares, employer contributions and earnings thereon; and such subaccounts shall be debited in the same proportion. For this purpose, Shares released from the Loan Suspense Account after the end of a Plan Year on account of payments on a Share Purchase Loan with contributions for such Plan Year, but that were made after the end of such Plan Year, shall be deemed to have been released on the last day of such Plan Year.

23.5  Separate Accounting for Multiple Loans. The Plan Administrator shall establish recordkeeping procedures and maintain such Participant subaccounts or other records as are necessary to determine which Shares were acquired with the proceeds of each Share Purchase Loan or were acquired other than with the proceeds of a Share Purchase Loan for purposes of complying with the terms of the Plan, including its terms relating to the use of dividends on Shares, the release of Shares from the Loan Suspense Account and the distribution of Shares acquired with the proceeds of a Share Purchase Loan.

23.6  Valuation. The fair market value of Shares and all other Plan assets shall be determined as of each valuation date. If the Shares are not readily tradable on an established securities market, the fair market value shall be determined by an independent appraiser within the meaning of Section 401(a)(28)(C) of the Code.

23.7  Nonallocation Provision. Notwithstanding any other provision of this Plan, no portion of the assets of the Plan attributable to Shares acquired by the Plan in a sale to which Section 1042 of the Code applies may accrue or be allocated directly or indirectly during a Nonallocation Period to:

(A)	Any Employee who sells Shares to the Plan in a transaction to which Section 1042 of the Code applies;

(B)	Any individual who is related to such an Employee within the meaning of Section 267(b) of the Code, except as otherwise provided by Section 409(n)(3)(A) of the Code; and

(C)	Any other individual owning (either directly or indirectly) more than twenty-five percent (25%) of (i) any class of outstanding stock of the Employer, or any corporation which is a member of the same controlled group of corporations within the meaning of Section 409(l)(4) of the Code, or (ii) the total value of any class of outstanding stock of such corporation. For purposes of the preceding sentence, an individual shall be treated as twenty-five percent (25%) shareholder (1) at any time during the one (1) year period ending on the date of the sale to which Section 1042 of the Code applies or (2) on the dates as of which any Shares sold to the Plan on a transaction to which Section 1042 of the Code applies are allocated to the accounts of Participants. In the event the individual’s situation is described in number (1) of the preceding sentence, such individual shall continue to be treated as a twenty-five percent (25%) shareholder until all of the Shares acquired by the Plan in a transaction to which Section 1042 of the Code applies have been allocated. If, however, an individual first becomes a twenty-five percent (25%) shareholder at such time as described in number (2) above, such an individual shall only be treated as a twenty-five percent (25%) shareholder with respect to those Shares acquired in a transaction to which Section 1042 of the Code applies which are allocated as of the date or dates on which an individual is a twenty-five percent (25%) shareholder.
The Nonallocation Period is the period beginning on the date of the sale and ending on the date that is ten (10) years after the later of (1) the date of the sale of the Shares to the Plan in a transaction to which Section 1042 of the Code applies, or (2) the date of the Plan allocation attributable to the final payment of acquisition indebtedness incurred in connection with such a sale.

23.8  Latest Time of Payment for Company Stock. Any contrary provision of this Plan notwithstanding, unless a Participant elects that the special distribution provisions of this section not apply, the portion of his vested account attributable to Shares credited to his account shall be distributed no later than as follows:

(A)	Such portion shall be paid in substantially equal periodic payments (not less frequently than annually) over a period not longer than five (5) years, or, if the value of such accounts exceeds five hundred thousand dollars ($500,000) (or such greater amount as may be in effect under Section 409(o)(1)(C)) of the Code, five (5) years plus one (1) additional year (but not more than five (5) additional years) for each one hundred thousand dollars ($100,000) (or such greater amount as may be in effect under Section 409(o)(1)(C)) of the Code or fraction thereof by which the value of such accounts exceeds five hundred thousand dollars ($500,000) (or such greater amount as may be in effect under Section 409(o)(1)(C)) of the Code.

(B)	Except as provided below, payments under (a) shall commence not later than one (1) year after the end of the following:

(1)	In the case of a Participant whose employment terminates after he attains age sixty-five (65), or at any age by reason of Death or permanent disability, the Plan Year in which his employment terminates.

(2)	In the case of a Participant whose employment terminates under circumstances not described in (i), the fifth (5th) Plan Year following the year in which his employment terminates, provided that, this subsection shall not apply if the Participant is reemployed before the end of such fifth (5th) Plan Year.

Commencement prior to the date on which a Participant attains Normal Retirement Age shall be subject to the Participant’s consent in accordance with Article XIV, and, if a Participant does not consent, commencement shall occur as soon as practicable after the Participant attains age sixty-five (65).

IN WITNESS WHEREOF, the undersigned hereby adopts the foregoing amendment this day of February, 2002 pursuant to authority delegated by the Board of Directors of A.G. Edwards, Inc.

By:

Title:

FIRST AMENDMENT
A.G. EDWARDS, INC.
RETIREMENT AND PROFIT SHARING PLAN
2002 RESTATEMENT

The A.G. Edwards, Inc. Retirement and Profit Sharing Plan (the “Plan”) originally was adopted September 30, 1967. The Plan has been amended from time to time, most recently in the form of a restated plan document dated February 24, 2002 (the “2002 Restatement”).

A.G. Edwards, Inc., now wishes to amend the plan to permit Participants to take loans against their vested plan balances, add additional withdrawal provisions for participants between the ages of 55 to 59-1/2 and adopt the model amendment for the final regulations under Section 401(a)(9) of the IRS Code.

NOW THEREFORE, the Plan is hereby amended as follows:

1.    Effective December 3, 2002, a new Section 12.4 is added to the Plan to read in its entirety as follows:

12.4  Availability of Loans. A Participant who is an Employee may apply to the Plan Administrator to borrow from the Trust Fund. If the application is approved, the Plan Administrator shall direct the Trustee to make the loan in a lump sum cash payment to the Participant. Loans shall be granted in a uniform and nondiscriminatory manner without regard to the level of compensation, race, color, religion, age, sex or national origin of the Participant. The Plan Administrator shall determine the terms of such loans, and shall adopt rules for administering loans hereunder, including prescribing processing fees, and may revise such rules from time to time; provided such terms and rules apply to Participants in a uniform and nondiscriminatory manner. Loan rules shall be set forth in such documents, including electronic format, as the Plan Administrator may determine.

2.    Effective March 1, 2002, an additional paragraph is added to Section 14.2 as follows:

If a Participant incurs a Termination of Employment for reasons other than death or Total Disability during or after the calendar year in which such Participant attains the age of fifty-five (55) and before the Participant attains the age of fifty-nine and one-half (59-1/2) years, and the Firm Account of such Participant is fully vested at the time of such termination, the Participant may elect to withdraw all or any portion of his or her Plan benefit prior to the Participant reaching the age of fifty-nine and one-half (59-1/2) years. Such an election must be received by the Plan Administrator in a form suitable to the Plan Administrator. The amount so withdrawn shall be distributed to the withdrawing Participant in the form specified by this Article as soon as practical after such election is received.

3.    Effective March 1, 2002, an additional paragraph is added to Section 14.3 as follows:

If a Participant incurs a Termination of Employment for reasons other than death or Total Disability during or after the calendar year in which such Participant attains the age of fifty-five (55) and before the Participant attains the age of fifty-nine and one-half (59-1/2) years, before the Firm Account of such Participant is fully vested, the Participant may elect to withdraw all or any portion of his or her vested Plan benefit prior to the Participant reaching the age of fifty-nine and one-half (59-1/2) years. Such an election must be received by the Plan Administrator in a form suitable to the Plan Administrator. The amount so withdrawn shall be distributed to the withdrawing Participant in the form specified by this Article as soon as practical after such election is received.

4.    Effective March 1, 2002, the first paragraph of Section 14.4 of the Plan is hereby amended to read in its entirety as follows:

14.4  Time of Payment. As soon as practicable after a benefit becomes distributable in accordance with Section 14.1, the first paragraph of Section 14.2 or the first paragraph of Section 14.3, such benefit shall be distributed to the Participant entitled thereto in the form specified by this Article.

5.    Effective January 1, 2003, Section 16.2 of the Plan is hereby amended to read in its entirety as follows:

16.2  Latest Time for Payment. The following provisions of this Section 16.2 will apply for purposes of determining required minimum distributions under Section 401(a)(9) of the Code. The requirements of this

Section will take precedence over any inconsistent provisions of the Plan. All distributions required under this Section will be determined and made in accordance with the Treasury Regulations under Section 401(a)(9) of the Code. Notwithstanding the other provisions of this Section, distributions may be made under a designation made before January 1, 1984 in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

(A)	Required Beginning Date. The Participant’s entire interest will be distributed, or will begin to be distributed, to the Participant no later than the Participant’s Required Beginning Date.

(B)	Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(1)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and if the Participant or Beneficiary elects the life expectancy rule in accordance with Section 16.2(G), then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70-1/2, if later.

(2)	If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, and if the Participant or Beneficiary elects the life expectancy rule in accordance with Section 16.2(G), then distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(3)	If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, or if the Participant or Beneficiary does not elect the life expectancy rule in accordance with Section 16.2(G), the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(4)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 16.2(B), other than Section 16.2(B)(1), will apply as if the surviving spouse were the Participant.

For purposes of Sections 16.2(B), 16.2(D) and 16.2(E), unless Section 16.2(B)(4) applies, distributions are considered to begin on the Participant’s Required Beginning Date. If Section 16.2(B)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 16.2(B)(1). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s Required Beginning Date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 16.2(B)(1)), the date distributions are considered to begin is the date distributions actually commence.

Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first distribution calendar year distributions will be made in accordance with Sections 16.2(C), 16.2(D) and 16.2(E). If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury Regulations.

(C)	Required Minimum Distributions During Participant’s Lifetime. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(1)	the quotient obtained by dividing the Participant’s account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury

Regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(2)	if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury Regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

Required minimum distributions will be determined under this Section 16.2(C) beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death.

(D)	Required Minimum Distributions After Participant’s Death on or After Date Distributions Begin.

(1)	Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(a)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)	If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year. For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(c)	If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(2)	No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(E)	Required Minimum Distributions After Participant’s Death Before Date Distributions Begin.

(1)	Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a designated Beneficiary, and if the Participant or Beneficiary elects the life expectancy rule in accordance with Section 16.2(G), the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 16.2(D). If the Participant dies before the date distributions begin and there is a designated Beneficiary, and if neither the Participant nor Beneficiary elects the life expectancy rule in accordance with Section 16.2(G), distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(2)	No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(3)	Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 16.2(B)(1), this Section 16.2(E)(3) will apply as if the surviving spouse were the Participant.

(F)	Definitions.

(1)	Designated Beneficiary: The individual who is designated as the Beneficiary under Section 3.4 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury Regulations.

(2)	Distribution calendar year: A calendar year for which a minimum distribution is required. For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s Required Beginning Date. For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section 16.2(B). The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s Required Beginning Date. The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s Required Beginning Date occurs, will be made on or before December 31 of that distribution calendar year.

(3)	Life expectancy: Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury Regulations.

(4)	Participant’s account balance: The Participant’s account balance as of the last Valuation Date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the Valuation Date and decreased by distributions made in the valuation calendar year after the Valuation Date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(5)	Required Beginning Date: April 1 of the calendar year following the later of (a) the calendar year in which the Participant attains 70-1/2 years of age; and (b) if the Participant is not a five percent (5%) owner, as defined in Section 416(i) of the Code, the calendar year in which the Participant incurs a Termination of Employment.

(G)	Election of Life Expectancy Rule. If the Plan permits distribution of death benefits in the form of an annuity contract or installment payments over a period longer than five years, a Participant or Beneficiary who has elected distribution in the form of an annuity contract or installment payments, may elect the life expectancy rule in Sections 16.2(B) and 16.2(E) to apply to distributions after the death of a Participant who has a designated Beneficiary. The election must be made no later than the earlier of September 30 of the calendar year in which distribution would be required to begin under Section 16.2(B), or by September 30 of the calendar year which contains the fifth anniversary of the Participant’s (or, if applicable, surviving spouse’s) death.

IN WITNESS WHEREOF, the undersigned as Secretary of A.G. Edwards, Inc. hereby certifies that this First Amendment was duly adopted by A.G. Edwards, Inc.

By:

Title:

SECOND AMENDMENT
A.G. EDWARDS, INC.
RETIREMENT AND PROFIT SHARING PLAN
2002 RESTATEMENT

The A.G. Edwards, Inc. Retirement and Profit Sharing Plan (the “Plan”) originally was adopted September 30, 1967. The Plan has been amended from time to time, most recently in the form of a restated plan document dated February 24, 2002 (the “2002 Restatement”) and a First Amendment to such Restatement.

A.G. Edwards, Inc., now wishes to amend the plan to make technical changes requested by the Internal Revenue Service.

Except as otherwise explicitly provided, the amendments made by this Second Amendment are effective as of January 1, 1997 or such later date as the amended Section became effective.

NOW THEREFORE, the Plan is hereby amended as follows:

6.    Effective January 1, 1998, Section 3.6 is amended to read in its entirety as follows:

3.6  Compensation means, except as provided in the following sentence, the total amount paid to an Employee during a Plan Year by an Employer in the form of salary, commissions, overtime pay, finder’s fees and bonuses (including corporate executive bonus, merit bonus, institutional bonus, branch manager’s bonus or total production bonus); plus the amount of salary reduction as a result of an election pursuant to a plan or plans governed by Section 401(k), Section 403(b), Section 457, Section 132(f)(4) or Section 125 of the Code. Notwithstanding the above, Compensation shall not include: (1) amounts attributable to other sources such as, for example, contest awards, reimbursement of moving expenses, life insurance premiums, tuition reimbursements, and amounts attributable to stock options or restricted stock; or (2) any payment characterized as deferred compensation for purposes of Section 404 of the Code (either when earned or when paid).

Compensation of each Participant taken into account under the Plan shall in no event exceed the amount specified in Section 401(a)(17) of the Code as adjusted by the Commissioner for increases in the cost of living in accordance with Section 401(a)(17)(B) of the Code ($200,000 for 2002).

7.    Section 3.20 is amended to read in its entirety as follows:

3.20  Highly Compensated Employee for a Plan Year means a Highly Compensated active Employee or a Highly Compensated former Employee.

A Highly Compensated active Employee includes any Employee who (a) performs services for the Sponsor or an Affiliate during the Plan Year and who had Compensation in excess of the amount specified in Section 414(q)(1)(B) of the Code, as adjusted by the Secretary for increases in the cost of living ($90,000 for 2003) for the preceding Plan Year, or (b) is a five (5%) percent owner, as defined in Section 416(i) of the Code, at any time during the Plan Year or the preceding Plan Year.

Highly Compensated Employees shall be limited to Employees in the group consisting of the top twenty (20%) percent of Employees when ranked on the basis of compensation paid in such prior Plan Year.

A Highly Compensated former Employee includes any Employee who separated from service (or was deemed to have separated prior to the Plan Year), performs no service for the Sponsor or an Affiliate during the Plan Year, and was a Highly Compensated active Employee for either the year of separation or any Plan Year ending on or after the Employee’s fifty-fifth (55th) birthday.

The determination of who is a Highly Compensated Employee will be made in accordance with Section 414(q) of the Code and the regulations thereunder.

8.    The following sentence is added at the end of Section 6.7:

For purpose of this Section, Excess Contributions for a Plan Year shall first be reduced by amounts previously distributed in accordance with Section 6.2 to correct Excess Deferrals for the Plan Year.

4.    Section 7.6 is amended to read in its entirety as follows:

Effective January 1, 2002, subject to the age 50 catch-up contribution exception in Section 6.2, in no event shall the sum of the Employer Contributions, employee contributions (other than Rollover contributions) and forfeitures allocated to the account of a Participant for the Plan Year exceed the lesser of:

(A)	The amount specified in Section 415(c)(1)(A) of the Code, as adjusted annually for any applicable increases in the cost of living in accordance with Section 415(d) of the Code, as in effect as of the last day of the Plan Year ($40,000 for 2002); and

(B)	One hundred percent (100%) of the Participant’s compensation for such year.

Effective January 1, 1998, for purposes of this Section, compensation shall mean wages within the meaning of Section 3401(a) of the Code (for purposes of income tax withholding at the source) but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed (such as the exceptions for agricultural labor and services performed outside the United States), plus the amount of salary reduction as a result of an election pursuant to a plan or plans governed by Section 125, Section 401(k) or Section 403(b) of the Code (inclusively) and, on and after January 1, 1998, Section 457 and Section 132(f)(4) of the Code.

Section 415 of the Code, which limits the benefits and contributions under qualified plans, is hereby incorporated by reference. The limitation year shall be the Plan Year.

Employer Contributions and forfeitures under this Plan that cannot be credited to the account of a particular Participant for a Plan Year because of the limitations imposed by this section shall be disposed of as follows: first, unmatched Deductible Employee Contributions, if any, shall be returned to the respective Participants who made the contributions to the extent the distribution would reduce the excess in the Participant’s account; and secondly, any remaining excess Employer Contribution and forfeitures allocable to the Employee Accounts of the Participant shall be held in a separate account established and maintained by the Plan Administrator (the “Suspense Account”). Amounts credited to the Suspense Account shall be used to reduce Employer Contributions for the next Plan Year (and succeeding Plan Years, if necessary) on behalf of such Participant if such Participant is covered by the Plan as of the last day of the Plan Year. If such Participant is not covered by the Plan as of the end of the Plan Year, then such excess amounts must be held unallocated in the Suspense Account for the Plan Year and allocated and reallocated in the next Plan Year to the accounts of the remaining Participants as an Employer Contribution for such year. Amounts in Suspense Accounts must be used to reduce employer contributions for all remaining Participants and may not be distributed. Deductible Employee Contributions refunded in accordance with this paragraph shall include any income attributable thereto.

5.    Effective December 3, 2002, Section 8.10 is hereby deleted in its entirely.

6.    Section 11.1 is amended to read in its entirety as follows:

11.1  Reduction of Employer Contribution. The forfeitures for a Plan Year (to the extent not previously applied to reduce Employer Contributions) shall be applied as part of the Employer Contribution required under Section 6.3 for the Plan Year. In addition, at the discretion of the Plan Administrator, forfeitures that occur in a Plan Year before the Employer Contribution for the preceding Plan Year is actually made may be applied as part of the Employer Contribution required under Section 6.3 for such preceding Plan Year.

7.    Section 12.4 is hereby amended to read in its entirety as follows:

12.4  Availability of Loans. Effective December 3, 2002, a Participant who is an Employee may apply in writing to the Plan Administrator to borrow from the Trust Fund up to the vested portion of their accounts. If the application is approved, the Plan Administrator shall direct the Trustee to make the loan in a lump sum cash payment to the Participant. Loans shall be granted in a uniform and nondiscriminatory manner without regard to the level of compensation, race, color, religion, age, sex or national origin of the Participant. The Plan Administrator shall determine the terms of such loans, and shall adopt rules for administering loans hereunder, including prescribing processing fees, and may revise such rules from time to time; provided such terms and rules apply to Participants in a uniform and nondiscriminatory manner. Loan rules shall be set forth in such documents, including electronic format, as the Plan Administrator may determine.

A loan made in accordance with this Section in excess of (when added to the outstanding balance of all other loans from the Plan to such Participant) the lesser of:

(A)	$50,000 or such lower amount determined by the Plan Administrator (reduced by the excess of the highest outstanding loan balance from the Plan during the one (1) year period ending on the day before the date on which the loan is made over the outstanding loan balance from the Plan on the date the loan is made); and

(B)	One-half (1/2) of the vested portion of the account balance of the Participant immediately preceding the application for the loan (adjusted for any distributions or contributions made after such Valuation Date)

shall be treated as taxable income to the Participant.

8.    Section 14.1 is amended to read in its entirety as follows:

14.1  Disability and Fully Vested Over Age 59-1/2. If a Participant incurs a Termination of Employment because of Total Disability, or if a Participant incurs a Termination of Employment after such Participant shall have attained the age of fifty-nine and one-half (59-1/2) years, the entire vested benefit of such Participant, if any, determined in accordance with Section 9.2, shall become distributable after the employment of such Participant with the Employers so terminated.

9.    Section 14.3 is amended to read in its entirety as follows:

14.3  Partially Vested. If a Participant incurs a Termination of Employment for reasons other than death or Total Disability before the Firm Account of such Participant is fully vested, the benefit of such Participant shall be held in Trust until the second December 31st which occurs after the date on which his employment with the Employers is so terminated. As soon as practical after such December 31st the vested portion of such benefit, if any, shall become distributable; provided that the amount credited to the accounts of a Participant whose employment with the Employers is so terminated shall not become distributable on account of a Termination of Employment if such Participant is re-employed in Covered Service before such December 31st; provided that, the entire benefit of a Participant who receives severance benefits in accordance with Appendix A or Appendix B of the A.G. Edwards Severance Benefit Plan in connection with the workforce reduction implemented in the first three months of the year 2002 shall be distributed as soon as practical after the Termination of Employment of the Participant.

As of the earlier of (A) the date as of which benefits are distributed to the Participant, or (B) the date on which the Participant incurs a Break in Service of at least five consecutive years, the unvested portion of the account balance of the Participant shall be forfeited. For this purpose, if the value of the vested portion of an Employee’s account balance is zero upon his Termination of Employment, the Employee shall be deemed to have received a distribution of such vested account as of his or her Termination of Employment.

If a Participant incurs a Termination of Employment for reasons other than death or Total Disability during or after the calendar year in which such Participant attains the age of fifty-five (55) and before the Participant attains the age of fifty-nine and one-half (59-1/2) years, before the Firm Account of such Participant is fully vested, the Participant may elect to withdraw all or any portion of his or her vested Plan benefit prior to the Participant reaching the age of fifty-nine and one-half (59-1/2) years. Such an election must be received by the Plan Administrator in a form suitable to the Plan Administrator. The amount so withdrawn shall be distributed to the withdrawing Participant in the form specified by this Article as soon as practical after such election is received.

10.    Section 14.8 is amended to read in its entirety as follows:

14.8  Direct Rollover of Eligible Rollover Distributions.

(A)	Notwithstanding any provision of the Plan to the contrary that would otherwise limit a distributee’s election under this section, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan specified by the distributee in a direct rollover.

(B)	Definitions.

(1)	Eligible rollover distribution: An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee’s designated beneficiary, or for a specified period of ten years or more; any distribution to the extent such distribution is required under Section 401(a)(9) of the Code; the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and, effective January 1, 1999, any hardship distribution described in Section 401(k)(2)(B)(i)(IV).

(2)	Eligible retirement plan: An eligible retirement plan is an individual retirement account described in Section 408(a) of the Code, an individual retirement annuity described in Section 408(b) of the Code, an annuity plan described in Section 403(a) of the Code, or a qualified trust described in Section 401(a) of the Code, that accepts the distributee’s eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an Individual Retirement Account or Individual Retirement Annuity.

(3)	Distributee: A distributee includes an employee or former employee. In addition, the employee’s or former employee’s surviving spouse and the employee’s or former employee’s spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Section 414(p) of the Code, are distributees with regard to the interest of the spouse or former spouse.

(4)	Direct rollover: A direct rollover is a payment by the plan to the eligible retirement plan specified by the distributee.

On and after January 1, 2002, for purposes of this section, an eligible retirement plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this plan. The definition of eligible retirement plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code. Any amount that is distributed on account of hardship shall not be an eligible rollover distribution and the distributee may not elect to have any portion of such a distribution paid directly to an eligible retirement plan. A portion of a distribution shall not fail to be an eligible rollover distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

11.    Section 22.6 is amended to read in its entirety as follows:

22.6  Minimum Benefits. If the Plan is determined to be Top-Heavy for a Plan Year in accordance with Section 22.1, the Employers shall contribute on behalf of each Participant who is not a Key Employee (in addition to the Employee’s Deductible Contribution) the lesser of three percent (3%) of such Participant’s Compensation for such Plan Year and the highest percentage of Compensation allocated to the account of a Key Employee for that year (including Deductible Contributions).

On and after January 1, 2002, Employer matching contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of section 416(c)(2) of the Code and the plan. Employer matching contributions that are used to satisfy the minimum contribution requirements shall be treated as matching contributions for purposes of the actual contribution percentage test and other requirements of section 401(m) of the Code.

IN WITNESS WHEREOF, the undersigned as Secretary of A.G. Edwards, Inc. hereby certifies that this Second Amendment was duly adopted by A.G. Edwards, Inc.

By:

Title:

Date:

THIRD AMENDMENT
A.G. EDWARDS, INC.
RETIREMENT AND PROFIT SHARING PLAN
2002 RESTATEMENT

The A.G. Edwards, Inc. Retirement and Profit Sharing Plan (the “Plan”) originally was adopted September 30, 1967. The Plan has been amended from time to time, most recently in the form of a restated plan document dated February 24, 2002 (the “2002 Restatement”) and a First and Second Amendment to such Restatement.

A.G. Edwards, Inc., now wishes to amend the Plan to accelerated vesting and payment of benefits for certain Participants in conjunction with the sale of CPI Qualified Plan Consultants, Inc. by A.G. Edwards, Inc. and to add certain severance payment provisions.

Except as otherwise explicitly provided, the amendments made by this Third Amendment are effective as of February 20, 2004 or such later date as the amended Section became effective.

NOW THEREFORE, the Plan is hereby amended as follows:

9.    Subparagraph (D) is added to Section 4.5 to read in its entirety as follows:

(D)Any Participant whose participation in the Plan is terminated because of the sale of CPI Qualified Plan Consultants, Inc. by A.G. Edwards, Inc., shall be granted immediate vesting of their Firm Account.

10.    Section 14.2 is amended to read in its entirety as follows:

14.2  Fully Vested Under Age 59-1/2. If a Participant incurs a Termination of Employment for reasons other than death or Total Disability before such Participant shall have attained the age of fifty-nine and one-half (59-1/2) years, and the Firm Account of such Participant is fully vested at the time of such termination, the entire benefit of such Participant, if any, determined in accordance with Section 9.2, shall become distributable as soon as practical after the second December 31st which occurs after the date of such Termination of Employment; provided that the benefit of a Participant whose employment with the Employers is so terminated shall not become distributable on account of a Termination of Employment if such Participant is re-employed before such December 31st, except that a Participant who is re-employed only in uncovered Service may elect before (but not after) such December 31st to receive such distribution; provided that, the entire benefit of (A) a Participant who receives severance benefits or an alternate payment in accordance with Appendix A or Appendix B of the A.G. Edwards Severance Benefit Plan in connection with the workforce reduction implemented in the first three months of the year 2002 and (B) a Participant who receives severance benefits or a departure bonus in accordance with Appendix D of the A.G. Edwards Severance Benefit Plan in connection with the workforce reduction implemented in the first three months of the year 2004 and (C) a Participant whose participation in the Plan is terminated because or the sale of CPI Qualified Plan Consultants, Inc. by A.G. Edwards, Inc. shall become distributable as soon as practical after the Termination of Employment of the Participant.

3.    Section 14.3 is amended to read in its entirety as follows:

14.3  Partially Vested. If a Participant incurs a Termination of Employment for reasons other than death or Total Disability before the Firm Account of such Participant is fully vested, the benefit of such Participant shall be held in Trust until the second December 31st which occurs after the date on which his employment with the Employers is so terminated. As soon as practical after such December 31st the vested portion of such benefit, if any, shall become distributable; provided that the amount credited to the accounts of a Participant whose employment with the Employers is so terminated shall not become distributable on account of a Termination of Employment if such Participant is re-employed in Covered Service before such December 31st; provided that, the entire benefit of (A) a Participant who receives severance benefits in accordance with Appendix A or Appendix B of the A.G. Edwards Severance Benefit Plan in connection with the workforce reduction implemented in the first three months of the year 2002 and (B) a Participant who receives severance benefits or an alternative payment in accordance with Appendix D of the A.G. Edwards Severance Benefit Plan in connection with the workforce reduction implemented in the first three months of the year 2004 and (C) a Participant whose participation in the Plan is terminated because or the sale of CPI Qualified Plan

Consultants, Inc. by A.G. Edwards, Inc. shall become distributable as soon as practical after the Termination of Employment of the Participant.

As of the earlier of (A) the date as of which benefits are distributed to the Participant, or (B) the date on which the Participant incurs a Break in Service of at least five consecutive years, the unvested portion of the account balance of the Participant shall be forfeited. For this purpose, if the value of the vested portion of an Employee’s account balance is zero upon his Termination of Employment, the Employee shall be deemed to have received a distribution of such vested account as of his or her Termination of Employment.

If a Participant incurs a Termination of Employment for reasons other than death or Total Disability during or after the calendar year in which such Participant attains the age of fifty-five (55) and before the Participant attains the age of fifty-nine and one-half (59-1/2) years, before the Firm Account of such Participant is fully vested, the Participant may elect to withdraw all or any portion of his or her vested Plan benefit prior to the Participant reaching the age of fifty-nine and one-half (59-1/2) years. Such an election must be received by the Plan Administrator in a form suitable to the Plan Administrator. The amount so withdrawn shall be distributed to the withdrawing Participant in the form specified by this Article as soon as practical after such election is received.

IN WITNESS WHEREOF, the undersigned as Secretary of A.G. Edwards, Inc. hereby certifies that this Third Amendment was duly adopted by A.G. Edwards, Inc.

By:

Title:

Date:

FOURTH AMENDMENT
A.G. EDWARDS, INC.
RETIREMENT AND PROFIT SHARING PLAN
2002 RESTATEMENT

The A.G. Edwards, Inc. Retirement and Profit Sharing Plan (the “Plan”) originally was adopted September 30, 1967. The Plan has been amended from time to time, most recently in the form of a restated plan document dated February 24, 2002 (the “2002 Restatement”) and a First, Second and Third Amendment to such Restatement.

A.G. Edwards, Inc., now wishes to amend the Plan to change the force-out amount from $5,000 to $1,000.

NOW THEREFORE, effective March 28, 2005, the Plan is hereby amended to provide in Section 14.4, second paragraph, first sentence that the current amount of $5,000 shall be $1,000 so that the paragraph reads as follows:

Notwithstanding the above, if the vested portion of the balance credited to a Participant’s accounts exceeds $1,000 at the time of the distribution to the Participant (regardless of such value at any previous time), and the Participant has not attained his Normal Retirement Age, the Participant must consent in writing, or the functional equivalent of writing, before any portion of such accounts may be distributed to him. For this purpose, the value of the Participant’s vested account balance shall be determined without regard to that portion of the account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.

IN WITNESS WHEREOF, the undersigned as Secretary of A.G. Edwards, Inc. hereby certifies that this Fourth Amendment was duly adopted by A.G. Edwards, Inc.

By:	Douglas L. Kelly Corporate Secretary

Date: